As filed with the Securities and Exchange Commission on March 23, 2005
                   An Exhibit List can be found on page II-3.
                         Registration No. 333-120573



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                                   FORM SB-2/A
                                 Amendment No. 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          CELL POWER TECHNOLOGIES, INC.
                         (Name of small business issuer)

                            e-The Movie Network, Inc.
                     (Former name of small business issuer)

       FLORIDA                               0-50062                           59-1082273
    (State or other                   (Primary Standard               (IRS Employer code number)
jurisdiction of incorporation)     Industrial Classification Code)


                           1428 36th Street, Suite 205
                            Brooklyn, New York 11218
                                 (718) 436-7931

   (Address and telephone number of principal executive offices and principal place of business)

                    Jacob Herskovits, Chief Executive Officer
                          CELL POWER TECHNOLOGIES, INC.
                           1428 36th Street, Suite 205
                            Brooklyn, New York 11218
                                 (718) 436-7931

            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Richard A. Friedman, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


---------------------- --------------------- -------------------- ---------------------- -----------------
Title of each class                          Proposed maximum     Proposed maximum
of securities to be    Amount to be          offering price per   aggregate offering     Amount of
registered             registered            share                price                  registration fee
---------------------- --------------------- -------------------- ---------------------- -----------------
Common stock, no par   11,146,560            $0.60(1)             $6,687,936.00          $787.17
value per share
---------------------- --------------------- -------------------- ---------------------- -----------------
Common stock, no par    3,690,016            $1.25(2)             $4,612,520.00          $542.89
value per share,
issuable upon
exercise of common
stock purchase
warrants
---------------------- --------------------- -------------------- ---------------------- -----------------
Total                  14,836,576                                 $11.300,456.00         $1,330.06(3)
---------------------- --------------------- -------------------- ---------------------- -----------------



(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 12, 2004, which was $.60 per share.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.25.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MARCH 25, 2005




                          CELL POWER TECHNOLOGIES, INC.
                                14,836,576 SHARES
                                 OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 14,836,576 shares of our common stock, including 11,146,560 shares of common stock and up to 3,690,016 issuable upon the exercise of common stock purchase warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.




Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CLPW". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on March 15, 2005, was $0.25.



Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2005.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Cell Power Technologies, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                          CELL POWER TECHNOLOGIES, INC.


We are the holder of royalty rights with respect to sales of units of the "Cellboost" portable battery/recharger, in North America, Mexico, Puerto Rico, the US Virgin Islands, the Caribbean and Israel. In addition, we have exclusive sub-distribution rights to Cellboost in Latin and South America, which is defined as all countries south of Mexico and north of Tierra Del Fuego, Argentina. CellboostTM is a patented lightweight, pocketsize battery/charger that provides instant talk-time in addition to the charging of the cell phone battery. We hold our rights to the Cellboost product under a license agreement entered into between Jumpit AS, a private company based in Oslo, Norway and the patent holder for the Cellboost technology, and E & S International Enterprises, Inc. and a sublicense agreement entered between E & S International Enterprises, Inc. and Global Link Technologies, Inc. We acquired our rights directly from Global Link.




We are a development stage company. For the fiscal year ended October 31, 2004, we generated revenues of $126,294 and net losses of $1,130,866. In addition, for the period from September 22, 2003 (inception) through October 31, 2003, we did not generate any revenue and incurred net losses in the amount of $95,770. For the three months ended January 31, 2005, we generated revenues of $23,700 and net losses of $322,271. As a result of recurring losses from operations and our limited capital resources our independent registered accounting firm, in their report covering our financial statements for the year ended October 31, 2004, has expressed substantial doubt about our ability to continue as going concern. Our rights to the Cellboost product are subject to the continuation of the license agreements between the patent holder and E&S International Enterprises as well as the agreement between E&S and Global Link Technologies and, if these agreements are terminated for any reason whatsoever, our business will be materially adversely affected.




Our principal offices are located at 1428 36th Street, Suite 205, Brooklyn, New York 11218, and our telephone number is (718) 436-7931. We are a Florida corporation.


------------------------------------------------------------------- -------------------------------------------------------------
The Offering


------------------------------------------------------------------- -------------------------------------------------------------
Common stock offered  by selling stockholders                       14,836,576 shares of common stock, including 11,146,560
                                                                    shares of common stock and up to 3,690,016 shares of common stock underlying common stock purchase warrants, assuming
                                                                    full exercise of the common stock purchase warrants.  This number represents 40.69% of our total number of shares
                                                                    outstanding assuming the exercise of all common stock
                                                                    purchase warrants.


------------------------------------------------------------------- -------------------------------------------------------------
Common stock to be outstanding after the offering                   Up to 35,847,576 shares assuming the exercise of all common stock purchase warrants.


------------------------------------------------------------------- -------------------------------------------------------------
Use of proceeds                                                     We will not receive any proceeds from the sale of the
                                                                    common stock.  However, we will receive the exercise price for any shares of common stock delivered in connection with the exercise of the common stock purchase warrants.  We
                                                                    expect to use the proceeds received from the exercise of
                                                                    the common stock purchase warrants, if any, for general
                                                                    working capital purposes.  We have received gross proceeds in the amount of $2,209,920 from the sale of common stock
                                                                    and common stock purchase warrants, which such securities
                                                                    are included in this registration statement.

------------------------------------------------------------------- -------------------------------------------------------------
OTCBB Symbol                                                        CLPW

------------------------------------------------------------------- -------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 32,157,560 shares of common stock outstanding as of March 17, 2005 and assumes the exercise of warrants by our selling stockholders.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

WE HAVE A HISTORY OF LOSSES SINCE OUR INCEPTION AND EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.



We have incurred net losses of $95,770 for the period commencing on September 22, 2003 (inception) through October 31, 2003 and $1,130,866 for the fiscal year ended October 31, 2004. We have incurred net losses of $322,271 for the three months ended January 31, 2005. We have not yet achieved profitability and we cannot provide any assurance that we will become a profitable enterprise within the foreseeable future. We are still engaged in development stage activities and will require substantial capital in order to fund our operating and capital expenditures, establish our marketing strategy and penetrate markets. We cannot provide any assurance to our current or prospective investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.



WE HAVE A LIMITED OPERATING HISTORY IN WHICH TO EVALUATE OUR BUSINESS


We have limited operating history and limited assets. Our limited financial resources are significantly less than those of other companies in our industry that can develop, market and sell similar products. There can be no assurance, however, that the implementation of such a plan, or that the implementation of the overall business plan developed by management, will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability. Failure to properly develop our plan of expansion will prevent us from generating meaningful product sales.


IF WE DO NOT OBTAIN ADDITIONAL CASH TO OPERATE OUR BUSINESS, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN AND MAY NOT ACHIEVE PROFITABILITY.


We believe that our available cash resources will enable us to maintain operations through the third fiscal quarter of 2005. In the event that cash flow from operations is less than anticipated and we are unable to secure additional funding to cover these added losses, in order to preserve cash, we would be required to reduce expenditures and effect reductions in or delay the execution of our business plan, all of which could have a material adverse effect on our ability to continue our current level of operations. To the extent that operating or marketing expenses increase, the need for additional funding may be accelerated and there can be no assurances that any such additional funding can be obtained on terms acceptable to us, if at all. If we are not able to generate sufficient capital, either from operations or through additional financing, to fund our current operations, we may not be able to continue as a going concern. If we are unable to continue as a going concern, we may be forced to significantly reduce or cease our current operations. This could significantly reduce the value of our securities, which could result in our de-listing from the OTC Bulletin Board and cause investment losses for our shareholders.


OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.



For the period from September 22, 2003 (inception) through October 31, 2003, and for the year ended October 31, 2004, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. Such doubt was expressed as a result of our recurring losses and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions whenever possible. If we continue to incur losses, it will become increasingly difficult for us to achieve our goals and there can be no assurance that our business plan will materalize.



OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR PRESIDENT.

Our performance and future operating results are substantially dependent on the continued service and performance of Jacob Herskovits, our sole executive officer and director. We rely on Mr. Herskovits to develop our business and possible acquisitions. If Mr. Herskovits' services become unavailable, our business and prospects would be adversely affected. We do not currently maintain "key man" insurance for Mr. Herskovits or other key employees and do not intend to obtain this type of insurance until such time as we have positive cash flow and are profitable. The loss of the services of Mr. Herskovits could have a material adverse effect on our financial condition, operating results, and, on the public market for our common stock.

OUR RIGHTS TO THE CELLBOOST PRODUCT ARE SUBJECT TO THIRD PARTY LICENSE AGREEMENT, OVER WHICH WE HAVE NO CONTROL.

The rights that we have to the Cellboost are derived from the license agreement entered between Jumpit AG and E & S International Enterprises, Inc. ("E & S"). This agreement has terms and conditions that must be met in order for E & S to remain as the exclusive licensee of the patent. These terms and conditions relate to yearly sales and to payment obligations. E & S then granted certain of these rights to Global Link Technologies, Inc. ("Global Link") with whom our wholly owned subsidiary, Cell Power, LLC, entered into a distribution agreement as well as an asset purchase agreement. If, for any reason whatsoever, the license agreement between Jumpit and E & S were terminated or E & S were to lose its rights thereunder, or the sublicense agreement entered between E & S and Global Link were terminated, we would also lose all rights we currently have to the Cellboost product, thereby terminating our only source of income. Such a development would have a material adverse effect on our business, financial condition and prospects. Global Link has communicated that it believes that we may have breached certain provisions of our agreement with it, a contention with which we disagree.


WE HAVE RECENTLY RECEIVED COMMUNICATIONS FROM GLOBAL LINK CLAIMING THAT THEY HAVE RETAINED THE PAYMENT OF THE ROYALTIES FROM US FOR SALES OF CELLBOOST IN LATIN AND SOUTH AMERICAN IN PERPETUITY AND WE MAY BE IN BREACH OF THE EXCLUSIVE SUBLICENSE AGREEMENT, AND ALTHOUGH WE DO NOT BELIEVE THAT GLOBAL LINK WILL BE SUCCESSFUL IN ANY SUCH ASSERTION, IN THE EVENT THAT THEY ARE SUCCESSFUL OUR REVENUES MAY BE SIGNIFICANTLY NEGATIVELY IMPACTED.

In October 2003, Cell Power Technologies LLC, our wholly owned subsidiary, prior to entering into the Share Exchange Agreement with our company, entered into an asset purchase agreement with Global Link wherein Cell Power LLC purchased Global Link's royalty rights with respect to sales in North and Central America, Mexico, the Caribbean and Israel entitling our company to receive royalties on the net number of units sold by E & S in those territories. In December 2003, Cell Power Technologies LLC entered into a subsequent agreement with Global Link for exclusive sub-distribution rights in Latin and South America. Pursuant to this agreement, we are required to remit royalties to Global Link through 2005 equal to 50% of gross profit on units sold by us as a sub-distributor.

In January 2005, we received a letter from (or on behalf of) Global Link together with a document titled First Amendment to the Amended and Restated Asset Purchase Agreement (the "First Amendment"). The First Amendment, which we believe was inappropriately obtained by Global Link and, as a result is not valid, provides for the payment of royalties to Global Link in perpetuity. Although the First Amendment was executed by our Chief Executive Officer, it was never delivered to Global Link by our company. Additionally, beginning in December 2004, Global Link has communicated to our company in a series of letters that it may have retained certain rights under the exclusive sublicense agreement to distribute Cellboost in Latin and South America, and that through certain of our actions or inactions we may be in breach of such agreement. We do not believe that the First Amendment is enforceable nor do we believe there other contentions have any merit and intend to vigorously defend our company against any claim initiated by Global Link with respect to these matters. However, we cannot provide any assurance that we would necessarily be successful in our efforts to defend our company against a formal claim, if such a claim were initiated by Global Link. If Global Link is successful in such action, our revenues would be severely limited as we would be required to pay a royalty on all of our sales in Latin and South America in perpetuity or Global Link would also be permitted to distribute the Cellboost in Latin and South America. In addition, in the event that Global Link is able to terminate the license agreement, our revenues would be severely limited.



WE ARE ENTITLED TO RECEIVE ROYALTIES FROM SALES MADE BY E & S, WHICH SUCH ROYALTY REVENUE COMPRISES ALL OF OUR REVENUE TO DATE. IF THE PAYMENT OF SUCH ROYALTY WERE TO CEASE OUR RESULTS FROM OPERATIONS WOULD BE MATERIALLY IMPACTED.


To date, significantly all of our revenues generated have been generated by the royalty payable by E & S. Until we establish a marketing presence in South America and generate revenues from sales in that region, we anticipate that royalty payments from E&S will continue to be the likely sole source of revenues for our company. Accordingly, the maintenance of a good working relationship with E&S may be vital to our business. If E & S were to cease payment of the royalty, our revenues will be negatively impacted and we may be forced to cease operations.


WE ARE DEPENDENT ON REVENUES GENERATED BY A SOLE PRODUCT AND THUS WE ARE SUBJECT TO MANY ASSOCIATED RISKS


Our revenue is generated through the sale of a portable cell phone battery known as "Cellboost" in South America, which is defined as all countries south of Mexico and north of Tierra Del Fuego, Argentina and through royalty payments on all sales of Cellboost units in North America, Mexico, Puerto Rico, the US Virgin Islands, the Caribbean and Israel. Unless we expand our product offerings to include related or other products, our likely source of revenues for the foreseeable future will continue to be generated by the Cellboost portable battery. Accordingly, 100% of our revenue is dependent upon the sale of Cellboost. Our business may be impacted in the event that:


o potential users are satisfied with other means for charging their cell phone battery;

o     technological developments render Cellboost obsolete;

o     our patent is infringed upon.

Thus, we may expend our financial resources on marketing and advertising without generating concomitant revenues. If we cannot generate sufficient revenues to cover our overhead, manufacturing and operating costs, we will fail.

IN ADDITION TO HOLDING AN OPTION TO PURCHASE 500,000 SHARES OF COMMON STOCK, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR BENEFICIALLY OWNS 15,000,000 SHARES OF COMMON STOCK OR 46.7% OF OUR OUTSTANDING COMMON STOCK, AND, AS A RESULT, YOU WILL NOT BE ABLE TO CONTROL OR EFFECT THE POLICY OF OUR COMPANY.



We currently have one sole executive officer (our president) and several consultants. Our sole officer and director, Jacob Herskovits, has beneficial ownership of 15,000,000 shares of common stock. In addition, Mr. Herskovits holds an option to purchase 500,000 shares of common stock which vests in equal installments of 125,000 shares over the next four years, with the first installment to vest in September 2005. The option is exercisable at a per share exercise price of $0.50. As of March 17, 2005, his beneficial holdings represented 46.7% of the total issued and outstanding of our shares of common stock. As a result, Mr. Herskovits will have significant influence in the election of our directors, shaping policies and procedures, determining if and when any dividends are paid and determining the circumstances under which we may be sold or merged, along with other important corporate decisions.



THERE ARE LOW BARRIERS TO ENTRY INTO THE PORTABLE CELL PHONE BATTERY INDUSTRY AND, AS A RESULT, MANY COMPANIES MAY BE ABLE TO COMPETE WITH LIMITED FINANCIAL RESOURCES.

Our products do not require large capital expenditures for the development or manufacture of equipment or other fixed assets. As a result, barriers to entering this industry may be low. If the intellectual property protection with respect to the Cellboost product does not prove effective, a firm with limited financial resources may be able to compete in our product lines.

THE PORTABLE CELL PHONE BATTERY INDUSTRY AND TECHNOLOGY IN GENERAL IS SUBJECT TO RAPID CHANGES AND IF WE ARE UNABLE TO ADAPT TO SUCH CHANGE OUR TECHNOLOGY MAY BECOME OBSOLETE.

The markets in which we compete are characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing consumer demands. We may not be able to keep up with these rapid changes. As a result, our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to continually improve the performance, features and reliability of our service in response to competitive service and product offerings and the evolving demands of the marketplace.

INCREASED COMPETITION IN THE PORTABLE CELL PHONE BATTERY INDUSTRY MAY MAKE IT DIFFICULT FOR OUR COMPANY TO GENERATE SALES.

Currently, we face competition primarily from the gadget market (i.e., solar batteries, hand crank batteries, key chain adapters). We could also face competition from other sources. New developments in battery technology could produce a longer lasting power supply. In addition, replacement batteries may also become available at cost convenient prices.

Our competition is likely to increase. We believe this will probably happen as additional competitors enter the market. In addition, cell phone providers may expand their efforts to provide a longer lasting battery or replacement batteries. In addition, competitors may charge less than we do for our portable battery, or may charge nothing at all in some circumstances, causing us to reduce, or preventing us from raising, our price. As a result, our business may suffer.

IF WE ARE UNABLE TO RETAIN MANAGEMENT AND OTHER PERSONNEL TO EFFECTIVELY MANAGE OUR GROWTH INCLUDING SALES OF CELLBOOST IN LATIN AND SOUTH AMERICA, OUR OPERATIONS MAY BE SIGNIFICANTLY IMPACTED OR CURTAILED.

We intend to expand our operations rapidly and significantly. Our potential rapid growth will place significant demands on our management and other resources which, given the expected future growth rate, is likely to continue. To manage future growth, we will need to attract, hire and retain highly skilled and motivated officers and employees and improve existing systems and/or implement new systems for:

o     sales and sales management;

o     operational and financial management; and

o     training, integration and management of the growing employee base.

Specifically, we have exclusive sub-distribution rights of Cellboost in Latin and South America, which is defined as all countries south of Mexico and north of Tierra Del Fuego, Argentina. In order to develop our sales of Cellboost within this geographical area we will need to develop a management and sales structure.

Our failure to effectively manage our growth and implement a sales structure within our Latin and South America could have a material adverse effect on our financial condition and future prospects.

RISKS RELATED TO OUR COMMON STOCK

WE HAVE NO PLANS TO PAY DIVIDENDS.

Payment of dividends on our common stock is within the discretion of the Board of Directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

THE SUBSTANTIAL NUMBER OF SHARES THAT ARE OR WILL BE ELIGIBLE FOR SALE COULD CAUSE OUR COMMON STOCK PRICE TO DECLINE EVEN IF WE ARE SUCCESSFUL.



We are currently registering 14,836,576 shares of common stock pursuant to this prospectus. Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.



OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


NEW CORPORATE GOVERNANCE REQUIREMENTS ARE LIKELY TO INCREASE OUR COSTS AND MAKE IT MORE DIFFICULT TO ATTRACT QUALIFIED DIRECTORS.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as rules adopted by the Securities and Exchange Commission. We expect that these laws, rules and regulations will increase our legal and financial compliance costs and make some activities more difficult, time-consuming and costly. We also expect that these new requirements may make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to obtain coverage. These new requirements may also make it more difficult for us to attract and retain qualified individuals to serve as members of our board of directors or committees of the board.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive up to $4,612,520 upon exercise of the common stock purchase warrants held by the selling stockholders, if any. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "CLPW". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

------------------------ ----------------------------------------- -------------
                         High                                      Low
------------------------ ----------------------------------------- -------------
2005
------------------------ ----------------------------------------- -------------
First Quarter            $0.95                                     $0.35
------------------------ ----------------------------------------- -------------
2004

------------------------ ----------------------------------------- -------------
Fourth Quarter           $0.84                                     $0.40
------------------------ ----------------------------------------- -------------
Third Quarter            $1.93                                     $0.45
------------------------ ----------------------------------------- -------------

Second Quarter           $2.95                                     $0.15
------------------------ ----------------------------------------- -------------
First Quarter            $0.10                                     $0.10

------------------------ ----------------------------------------- -------------
2003

------------------------ ----------------------------------------- -------------
Fourth Quarter           $0.10                                     $0.10
------------------------ ----------------------------------------- -------------
Third Quarter            $0.10                                     $0.10
------------------------ ----------------------------------------- -------------
Second Quarter           $0.10                                     $0.10
------------------------ ----------------------------------------- -------------



As of March 17, 2005, there were 32,157,560 shares of common stock outstanding.

As of March 17, 2005, there were approximately 507 stockholders of record of our common stock. This does not reflect those shares held beneficially or those shares held in "street" name.



We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

We currently do not have an equity compensation plan.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o     discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW AND HISTORY

Pursuant to an exclusive license agreement entered into between the patent holder of the "Cellboost" battery and an exclusive distributor and a sub-license agreement entered into between such exclusive distributor and a succeeding sub-licensee with whom we entered into acquisition and license agreements, we currently hold royalty rights on all sales of Cellboost units in North America, Mexico, Puerto Rico, the US Virgin Islands, the Caribbean and Israel. In addition, we have exclusive sub-distribution rights of Cellboost in Latin and South America, which is defined as all countries south of Mexico and north of Tierra Del Fuego, Argentina.

We were incorporated in the State of Florida in January 2001 under the name "e-The Movie Network, Inc." to sell movie videos over the Internet. On April 29, 2004, our name was changed to Cell Power Technologies, Inc. Our original business plan never materialized and, in November 2003, we entered into an agreement with the holders of the membership interests in Cell Power Technologies LLC, a Delaware limited liability company, pursuant to which we issued shares of our common stock for all outstanding membership interests in Cell Power Technologies LLC. Following the transaction, Cell Power Technologies LLC became a wholly owned subsidiary of our company.

CRITICAL ACCOUNTING POLICIES


Our condensed consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. We continually evaluate the accounting policies and estimates we use to prepare the consolidated financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.


We do not participate in, nor have we created, any off-balance sheet special purpose entities or other off-balance sheet financing. In addition, we do not enter into any derivative financial instruments for speculative purposes and use derivative financial instruments primarily for managing our exposure to changes in interest rates.

Intangible assets are carried at cost less accumulated amortization. Amortization is computed on the straight-line method over the ten-year estimated useful life of the assets.

We periodically review the carrying value of our intangible assets to determine whether impairment may exist. We consider relevant cash flow and profitability information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of the intangible assets can be recovered. If it is determined that the carrying value of the intangible assets will not be recovered from the undiscounted future cash flows, the carrying value of the assets would be considered impaired. An impairment charge is measured as any deficiency in the amount of estimated fair value of the intangible assets over carrying value.

FINANCIAL CONDITION



We are considered a development stage company and have a limited operating history upon which an evaluation of our prospects can be made. As of January 31, 2005, we had an accumulated deficit of $1,453,137. Our prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with a development stage company.

REVENUES. We currently generate revenues from the collection of royalties payable to us based on the net number of Cellboost units sold by E & S in North America, Mexico, Puerto Rico, the US Virgin Islands, the Caribbean and Israel. These royalty payments are divided between two categories, sales to retailers and sales to distributors. Royalty rates per unit payable to us with respect to sales by E & S to retailers and distributors are $0.10 and $0.05, respectively. For the period from November 1, 2003 to October 31, 2004, we generated revenue of $95,044 from royalties. We did not generate revenues during the period from September 22, 2003 (inception) through October 31, 2003. In addition, revenues from royalties were $23,700 and $42,409 for the three months ended January 31, 2005 and 2004, respectively.

We also hold exclusive sub-distribution rights in Latin and South America, comprised of Global Link's rights under the license agreement as they relate to the sale and distribution of the Cellboost product in Latin and/or South America (which is defined as those countries and territories south of Mexico and north of Tierra Del Fuego). We did not generate revenues from distribution of the product during the three months ended January 31, 2005 and 2004. For the period from November 1, 2003 to October 31, 2004, we generated revenue of $31,250 from Cellboost product sales. We did not generate revenues from our distribution of the product during the period from September 22, 2003 (inception) through October 31, 2003. Our cost of products sold in Latin America amounted to $16,579 and we amortized $30,000 under our licensing agreement.

Our plan is to accelerate the development of new markets for Cellboost in Latin and South America. We expect to incur significant additional expenditures in implementing our marketing plan and we will likely generate operating losses for the foreseeable future. There can be no assurance that we can be operated profitably now or in the future.


OPERATING EXPENSES. Our operating expenses for the year ended October 31, 2004 amounted to $1,148,486 and were principally comprised, of $555,750 in consulting fees (including $420,000 of fees that we incurred under our contract with Superior), $253,799 of stock base consulting fees $144,564 in professional fees and $119,160 in employee compensation costs. We also incurred $75,213 in marketing and other expenses. Our operating expenses for the period from September 22, 2003(inception) through October 31, 2003 amounted to $71,391 including $55,000 of fees under our contract with Superior. Commencing January 2005, our payments under the contract with Superior have been reduced by 50% and our President is no longer receiving a salary.


Our operating expenses for the three months ended January 31, 2005 and 2004 amounted to $337,761 and $174,414 and were principally comprised of consulting fees (2005: $101,500; 2004: $140,000), of stock base consulting fees (2005:
$110,467; 2004: $-0-), professional fees (2005: $76,764; 2004: $-0-), officer's salary (2005: $20,000; 2004: $33,681) and marketing and other (2005: $29,030;
2004: $733). Commencing January 2005, our payments under the contract with Superior have been reduced by 50% and our Chief Executive Officer and President is no longer receiving (nor entitled to) a salary.


Nonetheless, we expect our operating expenses to increase over the course of fiscal 2005 as we increase our efforts to develop an indirect distribution framework in the South American market. We expect to incur significant additional expenditures in implementing our marketing plan and expect to incur operating losses in the foreseeable future. There can be no assurance that we can operate the business profitably now or at anytime in the future.

LIQUIDITY AND CAPITAL RESOURCES

To date, we have funded our operations primarily through sales of our securities. Pursuant to a private placement commenced in May 2004 and completed in October 2004, we raised aggregate gross proceeds of approximately $2,210,000 ($2,007,000 net of offering costs) from the sale of 92.08 units of our securities, with each unit comprised of 32,000 shares of common stock and three year warrants for an additional 32,000 shares of common stock with a per share exercise price of $1.25. We also raised an additional $50,000 during fiscal 2004 from the sale of other securities.


As of January 31, 2005, our existing cash resources were approximately $343,000. We need to raise additional funds as we believe our existing cash resources will be sufficient to maintain operations through the third fiscal quarter of 2005.

Net cash used in operating activities during the three months ended January 31, 2005 was $209,937 and is primarily attributable to consulting, professional and marketing fees.

Management intends to seek additional needed funds through financings or other avenues such as loans, the sale and issuance of additional debt and/or equity securities, or other financing arrangements. We have no commitments for any additional funding and no assurance can be given that we will be able to raise additional funds on commercially acceptable terms or at all. Unless we can raise needed capital or experience a significant increase in royalty income payable to us by E & S, we may need to curtail expenditures and cancel or delay our efforts to establish and expand a marketing presence for Cellboost in South and Latin America. Commencing January 2005, our monthly operating expenses have been reduced by $29,500 by reducing salaries and consulting fees. There can be no assurance, however, that these reductions are sustainable or that we can sustain the business for any significant length of time solely through initiatives to reduce our costs.

Our continuation as a going concern is dependent upon, among other things, our ability to obtain additional financing when and as needed, and to generate sufficient cash flow to meet our obligations on a timely basis. No assurance can be given that we will be able to obtain such financing on acceptable terms. Our independent registered public accounting firm, in their reports on our financial statements for the year ended October 31, 2004 expressed substantial doubt about our ability to continue as a going concern. These circumstances could complicate our ability to raise additional capital. Our financial statements do not include any adjustments to the carrying amounts of our assets and liabilities that might result from the outcome of this uncertainty.


In addition, any future capital raise by our company is likely to result in substantial dilution to existing stockholders.


IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS




In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements. This statement is effective for public entities that file as small business issuers - as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.


We are currently in the process of evaluating the effect that the adoption of this pronouncement may have on our financial statements.


In December 2004, the FASB issued Statement Accounting Standard ("SFAS") No. 153 "Exchanges of Nonmonetary Assets". This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively. The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

EITF Issue 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

                                    BUSINESS

HISTORY

We are a developmental stage company that was originally incorporated in the State of Florida in January 2001 under the name "e-The Movie Network, Inc." for the purpose of selling videos over the internet. In November 2003, we entered into a Share Exchange Agreement with the holders of the membership interests of Cell Power Technologies LLC, a Delaware limited liability company that was organized in September 2003, pursuant to which we acquired all of the membership interests of Cell Power Technologies LLC. Cell Power Technologies LLC was engaged in the marketing and sale of a portable cell phone battery known as "Cellboost". Following the transaction, Cell Power Technologies LLC became our wholly owned subsidiary.
In April 2004, we changed our name to "Cell Power Technologies, Inc."

CELLBOOST PORTABLE BATTERY

Cell Power LLC was originally organized in order to acquire certain rights to CellboostTM. Cellboost is a patented simple disposable power source encased in a hard shell of plastic with a phone specific plug providing instant talk time to dead phone batteries as well as serving as a charging device for cellular phones. The device attaches to the charger port of a cell phone and delivers enough energy to the phone to enable up to 60 minutes of extra talk time. Cellboost is intended to supply a needed energy source for built in phone batteries, thereby avoiding the "dead" cell phone phenomenon. Smaller than a matchbook, Cellboost comes in phone specific models to fit most cellphones and includes a portable battery with a non-degenerating three-year shelf life. Cellboost is currently available in ten different models that are compatible with Nokia, Motorola, Sony Erickson, Samsung, LG, Sanyo and Siemens cell phones. Each Cellboost has a plastic cap which makes their storage in pocketbooks or pockets convenient. The caps are color-coded to be representative of the brand of phone that the Cellboost works with.

Cellboost was developed by Jumpit AS ("Jumpit"), a private company based in Oslo, Norway. In December 2001, Jumpit applied for patent protection for the backup battery for a rechargeable phone. In March 2004, the United States Patent Office granted the patent. Patent applications are pending in other parts of the world, including South and Latin America.

OUR RIGHTS TO CELLBOOST PRODUCT

In February 2003, E & S International Enterprises, Inc. ("E & S"), a California-based electronics distributor, entered into a worldwide exclusive license agreement, as subsequently amended, with Jumpit for the distribution of the Cellboost battery. E & S subsequently trademarked the name Cellboost. Under the license agreement, E & S must meet certain financial commitments and performance targets on an annual basis in order to maintain exclusive distribution rights thereunder. The license continues through February 2013, provided, that six months prior to its scheduled expiration the parties agreed to consider in good faith the basis for an extension of the agreement.

In February 2003, E & S entered into an agreement with Global Link Technologies, Inc. ("Global Link"), pursuant to which E & S agreed to pay Global Link a royalty for all sales in the territories below of the Cellboost units in consideration of Global Link's termination of an agreement that it then had with Jumpit. Under such agreement, E & S is required to pay Global Link the following royalties:

o $.10 on net sales made to retailers in the United States, Mexico, Canada and Israel;

o $.05 on net sales made to distributors in the United States, Mexico, Canada and Israel; and

o $.075 on all pre-approved net sales made by E & S in South America, which is defined as south of Mexico and north of Tierra Del Fuego, Argentina including the Caribbean but not Puerto Rico or the U.S. Virgin Islands).

E & S also granted Global Link the right to serve as exclusive sub-distributor in Latin America and as a distributor for the United States, Mexico and Canada. Sales by E & S in such territory must be preapproved. Global Link's license agreement expires in February 2013, subject to any extension in the original license agreement between E & S and Jumpit.


In October 2003, Cell Power Technologies LLC, our wholly owned subsidiary, prior to entering into the Share Exchange Agreement with our company, entered into an asset purchase agreement with Global Link wherein Cell Power LLC purchased Global Link's royalty rights with respect to sales in North and Central America, Mexico, the Caribbean and Israel entitling our company to receive royalties on the net number of units sold by E & S in those territories. The royalty payments are divided between two categories, sales to retailers and sales to distributors. Royalty rates per unit payable to our company with respect to sales by E & S to retailers and distributors are $0.10 and $0.05, respectively. These rights expire on February 12, 2013, subject to any extension in the underlying agreement between Jumpit and E & S.

We acquired these rights from Global for $280,010, which was comprised of $100,000 in cash, the assumption of $30,000 in advanced royalties received by Global Link from E & S, the assumption of a promissory note in the principal amount of $150,000 plus interest and 10 membership units of Cell Power Technologies LLC valued at $10 which, following the consummation of the Share Exchange Agreement between us and Cell Power LLC, were exchanged into 1 million shares of our company. The royalties and the rights to receive payments under the royalties were pledged as security for promissory notes. As of October 2004, we paid the outstanding principal and accrued interest on these notes.


In December 2003, Cell Power Technologies LLC entered into a subsequent agreement with Global Link for exclusive sub-distribution rights in Latin and South America, comprised of Global Link's rights under the license agreement as they relate to the sale and distribution of the Cellboost product in Latin and/or South America (which is defined as those countries and territories south of Mexico and north of Tierra Del Fuego). Pursuant to this agreement, we are required to remit royalties to Global Link through 2005, based on units sold, and to E & S, equal to 50% of gross profit on units sold by us as a sub-distributor. The royalty fees due Global Link can be paid, at our sole discretion, either in the form of cash or shares of common stock with a market value equal to the amount of the obligation.

In January 2005, we received a letter from (or on behalf of) Global Link together with a document titled First Amendment to the Amended and Restated Asset Purchase Agreement (the "First Amendment"). The Global Link Agreement as currently structured provides that royalty fees are payable through the end of 2005. The First Amendment, which we believe was inappropriately obtained by Global Link and, as a result is not valid, provides for the payment of royalties to Global Link in perpetuity. Although the First Amendment was executed by our Chief Executive Officer, it was never delivered to Global Link by our company. We do not believe that the First Amendment is enforceable and intend to vigorously defend our company against any claim initiated by Global Link with respect to this matter. However, we cannot provide any assurance that we would necessarily be successful in our efforts to defend our company against a formal claim, if such a claim were initiated by Global Link.


Additionally, beginning in December 2004, Global Link has communicated to our company in a series of letters that it may have retained certain rights to distribute Cellboost in Latin and South America, which is governed by the exclusive sub distribution agreement, and that through certain of our actions or inactions we may be in breach of such agreement. According to Global Link these actions and inactions include our alleged delay in developing sales in Latin and South America and our alleged failure to provide Global Link with certain information under the distribution agreement. We do not believe that these contentions have any merit. Global Link has not initiated a formal claim to date with respect to this matter; however, we cannot provide any assurance that we would be successful in our efforts to defend our company against such a formal claim if Global Link were to initiate such a claim.



If the license agreement entered between E & S and Jumpit were to be terminated for whatever reason, our rights acquired from Global Link would also be terminated.

LATIN AND SOUTH AMERICA

Hardline phone service is still unavailable in many parts of Latin and South America leaving cell phones as a necessary alternative. While the region contains some economically challenged areas, it still has a large enough population of consumers with disposable income that would constitute a potentially viable market for cell phones and, in turn, Cellboost.

NORTH AMERICA AND ISRAEL

Under the Asset Purchase Agreement, we are entitled to a royalty stream relating to the sales of Cellboost in North America (including Canada) and Israel. The amount of royalties payable with respect to sales to retailers is $0.10 per unit; royalties on sales to distributors are $0.05 per unit. Currently, Cellboost can be found in Cingular, Office Max, Office Depot, Radio Shack, 7 Eleven, Staples, Fry's Electronics, Amazon.com, AT&T and Wall-Mart as well as a variety of other retailers. In March 2004, E & S appointed Energizer to be a supplier, among others, of power sources for Cellboost. This supply chain agreement includes agreements allowing the use of the well-known phrase "Powered by Energizer" to be prominently placed on the retail package of Cellboost. No assurance can however be provided that Energizer will continue to be a supplier or that rights to mark their source power will continue.

COMPETITION

Currently, we face competition primarily from the gadget market (i.e. solar batteries, hand crank batteries and keychain adapters). However, management believes that the power solutions presented by these competing items are inconvenient and require the use of other auxiliary devices. Management believes that most consumers value the solution that need not be accompanied by any other devices. To initialize use, Cellboost(TM) batteries need merely to be plugged in and do not require the use of any other device or product.

We could also face potential competition from other sources than those referred to above. In addition, new developments in battery technology could produce a longer lasting power supply. However, management is currently unaware of any commercial advancement in portable power sources that is currently available at competitive prices.

OUR STRATEGY

Our objective is to accelerate the development of new markets for Cellboost in Latin and South America. Our immediate objective is to implement a dual-pronged marketing plan in an effort to establish markets for Cellboost in Latin and South American markets.

The first prong of our marketing plan is marketing and sales to wireless phone carriers in the region through industry specific print advertising and active marketing at trade shows, in an effort to begin the process of introducing Cellboost to carriers and their distributors. As this market segment grows, we intend to actively market Cellboost to regional distributors and retailers in order to broaden its availability.

The second prong of the marketing plan consists of marketing and sales to consumers. Experience in North America has shown that education of consumers to the benefits of the product leads directly to increased sales. However, we believe that this prong of the marketing plan cannot commence until there is sufficient availability of the product in the market to satisfy consumer demand. Under the terms of the agreement between Global Link and E & S, we are entitled to purchase Cellboost units from E & S at net cost (to E & S). We anticipate that we will rollout this segment of the plan on a regional basis.

We have engaged Superior Associates in order to design an appropriate marketing plan for the penetration of the South and Latin American markets. These consultants have prepared budgets and forecasts indicating what the cost of the marketing plan may be. Management has approved the marketing plan and has raised funds needed to implement the plan through offerings of our securities. However, management believes that it will need additional funds in order to establish and develop a distribution framework for Latin and South America. Unless the royalty revenues significantly increase, we anticipate that we will need to raise capital through the issuance of securities in order to exploit any opportunities. If we are unable to raise the needed funds and if the royalty revenues do not materialize in the needed amounts, we will need to curtail expenditures and delay or cancel the execution of our plans. We do not currently have any commitments for financing and no assurance can be provided that we will be able to raise cash on commercially acceptable terms or at all.

No assurance can be provided that we will be successful in realizing our business plan and establishing a distribution route for the Cellboost product in South America or that even if we successfully establish such marketing framework, that we will become profitable. We are subject to several business risks and we will need to raise additional capital in order to effect our business plan.

EMPLOYEES AND CONSULTANTS

We currently have only one employee, our President. The President also currently serves as our sole director.

We have entered into several consulting agreements pursuant to which we obtain significant services, including office premises, administrative services as well as other more specialized services such as marketing.


In October 2003, prior to our acquisition of our wholly owned subsidiary, Cell Power LLC entered into a consulting services contract with Superior Associates ("Superior"). Superior developed our business plan, created our initial web page and provided us with operational and logistical support services. Superior is currently assisting us with establishing a sales team for the South American market. The services covered under this agreement include the provisions of office premises, secretarial and administrative day-to-day services, warehousing and showroom services. Under our original agreement with Superior, we were required to remit monthly payments of $35,000 for five years; however, commencing January 2005, this agreement was revised to reduce the payments to

$17,500 per month. We paid $70,000 to Superior under this contract in 2003, of which $35,000 was expensed as a consulting fee for the period from September 22, 2003 (inception) to October 31, 2003 and $35,000 was reflected as a pre-paid expense in our October 31, 2003 balance sheet. We paid $385,000 to Superior under this contract in fiscal year 2004. Aggregate fees incurred for services under this contract (including $35,000 prepaid in 2003 and $385,000 paid in 2004) amounted to $420,000 for of the year ended October 31, 2004.

Future payments under this agreement, as amended, for each year are as follows:



  FOR THE
YEAR ENDING
OCTOBER 31,                         AMOUNT
-----------                       ----------
   2005                           $  245,000
   2006                              210,000
   2007                              210,000
   2008                              192,500
                                  ----------
   Total                            $857,500
                                  ==========


We are currently interviewing personnel to aid in moving certain functions in-house and will choose suitable locations for additional office and showroom space in order to supports sales. We anticipate that we will have all operational sales and marketing functions brought in-house by the end of the second quarter of 2005.

In January 2004, we entered into a consulting contract for operational and financial services with Judah Marvin Feigenbaum. The original term of the agreement extended through July 2004 and has been extended on a month to month basis. The contract provides for monthly payments of $5,000 for six months and an option to purchase our common stock. As of January 2005, monthly payments have been reduced to $3,000 per month. The option, which expires January 2014, provides for the purchase of 514,000 shares of the outstanding common stock of our company at an exercise price of $0.75 per share.

In February 2004, we entered into two one-year consulting agreements with SOS Resource Services Inc. and GRQ Consultants Inc. Each agreement provides that the consultant shall provide our company with corporate planning services each in exchange for 1,500,000 shares of our common stock (3 million shares in the aggregate valued at $300,000).

In September 2004, we entered into a one-year consulting agreement in exchange for a one-time fee of $35,000 and 250,000 shares of our common stock. The fair value of the common stock issued amounted to $140,000 and is being amortized over the term of the agreement. In addition, under certain conditions the consultant is entitled to additional fees.

In October 2004, we entered into an agreement with a consultant in exchange for $9,000 and 11,000 shares of our common stock. The fair value of the common stock issued amounted to $6,600. In addition, under certain conditions the consultant is entitled to additional fees.



DESCRIPTION OF PROPERTY

We do not own any real property. Our corporate offices are located at 1428 36th Street, Suite 205, Brooklyn, New York 11218. These facilities are provided on a rent free basis by Sternheim & Company, which is 100% owned by Mr. Herskovits, our sole executive officer and director.

Pursuant to the consulting agreement entered with Superior Associates and the compensation paid thereunder, we rent our showroom and warehousing facilities are located at 370 19th St., Brooklyn NY 11215, which premises also house the offices of Superior Associates. We believe that our corporate offices and showroom and warehousing facilities are sufficient to meet our current requirements. We believe that we would be able to renew our present lease or obtain suitable replacement facilities for each of the corporate offices and the showroom facilities. We are examining the options of consolidating our corporate, showroom and warehousing facilities in one premises.

LEGAL PROCEEDINGS

From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                                   MANAGEMENT

Our executive officers and directors and their ages and positions are:

--------------------------- ------------------- ------------------------------------------
  Name                       Age                Position

--------------------------- ------------------- ------------------------------------------
Jacob Herskovits            54                  Chief   Executive   Officer,   President,
                                                Principal   Accounting/Financial  Officer
                                                and Director
--------------------------- ------------------- ------------------------------------------

JACOB HERSKOVITS, CHIEF EXECUTIVE OFFICER, PRESIDENT, PRINCIPAL
ACCOUNTING/FINANCIAL OFFICER AND DIRECTOR

The President, Chief Executive Officer and sole director is Jacob Herskovits. Mr. Herskovits, age 54, has spent his business career spanning over 20 years in the accounting field. He has worked with several large corporations and with governmental offices, as well as privately counseled business clients. His expertise is in the handling of cash flow and cash flow management. He remains a principal in the firm of Sternheim & Co., where he is a founding member. Sternheim & Co. specializes in preparing and defending sales audits for large wholesale and retail corporations. Mr. Herskovits received a Bachelor of Science degree in Accounting from Brooklyn College.

THE COMMITTEES

The Board of Directors does not have a Compensation, Audit or Nominating Committee, and the usual functions of such committees are performed by the sole director. The sole director has determined that at present we do not have an audit committee financial expert. The sole director believes that he is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we have been seeking and continue to seek appropriate individuals to serve on the Board of Directors and the Audit Committee who will meet the requirements necessary to be an independent financial expert.

EXECUTIVE OFFICERS OF OUR COMPANY

Officers are appointed to serve at the discretion of the Board of Directors. Mr. Hershkovits currently serves as our president and sole executive officer.

CODE OF ETHICS


We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company. A copy of such code is attached as an exhibit to our annual report on Form 10-KSB for the period from September 22, 2003 (inception) to October 31, 2003.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Based on our review of copies of all disclosure reports filed by directors and executive officers of our company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, we believe that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of our company during fiscal 2004.

                             EXECUTIVE COMPENSATION


The following tables set forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending October 31, 2004, 2003 and 2002 exceeded $100,000.


                               ANNUAL COMPENSATION


                                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                        ------------------------------------------    --------------------------------
                                                                                       SECURITIES          ALL OTHER
NAME AND                                                            OTHER ANNUAL       UNDERLYING        COMPENSATION
PRINCIPAL POSITION              YEAR    SALARY($)    BONUS($)     COMPENSATION($)     OPTIONS (#)(1)          ($)
------------------              ----    ---------    --------   ------------------    --------------    --------------
Jacob Herskovits                2004     120,000           --          --                  500,000             --
  Chief Executive Officer       2003          --           --          --                       --             --
                                2002          --           --          --                       --             --

OPTIONS/SARS GRANTS DURING LAST FISCAL YEAR


OPTION GRANTS IN 2004


The following table sets forth certain information concerning the individual option grants during the year ended October 31, 2004, to each of the Named Executive Officers.

                                        % of Total
                     Number of           Options
                    Securities          Granted to     Exercise or
                    Underlying           Employees      Base Price   Expiration
    Name        Options Granted (#)       in 2002         ($/sh)        date
    ----        -------------------       -------         ------        ----
Jacob Herskovits    500,000(1)               100%           0.50         2012



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE


                                                         Number of Securities      Value of Unexercised
                                                        Underlying Unexercised      In-the-Money Options
                          Shares          Value         Options at Fiscal Year     At Fiscal Year End ($)
                        Acquired on      Realized                End (#)                Exercisable/
Name                    Exercise (#)       ($)        Exercisable/Unexercisable      Unexercisable (1)
----                   -------------       ---        -------------------------      -----------------
Jacob Herskovits           --              --               0 / 500,000               $0 / $125,000

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($.75) on October 29, 2004, as reported on the Over-The-Counter Market.


We have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.


EXECUTIVE EMPLOYMENT AGREEMENTS


We entered into a three-year employment agreement, effective November 1, 2003, with Jacob Herskovits, our sole officer and director. The original agreement provided for a salary of $120,000 per annum, incentive bonuses and options to purchase 500,000 shares of our common stock. In December 2004, the agreement was amended so that beginning January 2005 Mr. Herskovits is not entitled to a salary. The options are scheduled to vest in equal installments of 125,000 shares, with the first such installment to vest in September 2005 and subsequent installments in each of September 2006, 2007 and 2008. The employment term automatically renews unless either we or Mr. Hershkovits terminates the agreement upon 90 days' written notice.


CONSULTING AGREEMENTS


We have entered into several consulting agreements pursuant to which we obtain significant services, including office premises, administrative services as well as other more specialized services. Please see "Business - Employees and Consultants" for a complete discussion of all consulting agreements.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 23, 2003, prior to our acquisition of our wholly owned subsidiary, it issued a $400,000 unsecured promissory note to Dow Sternbuch, one of its members. The note carried interest at 8% to maturity and had an original maturity date of November 30, 2003. The maturity date of the note was extended to May 15, 2004. In connection with the acquisition, we assumed the repayment of principal and accrued interest on this note. The note has been paid in full.

On October 20, 2003, prior to our acquisition of our wholly owned subsidiary, Cell Power LLC issued a $200,000 secured promissory note to Howard Weiss, one of its members. The carried interest at 10% per annum and had an original maturity date of March 1, 2004. The maturity date of the note was extended to May 15, 2004 and was subsequently paid in full.


We entered into a three-year employment agreement, effective November 1, 2003, with Jacob Herskovits, our sole officer and director. The original agreement provided for a salary of $120,000 per annum, incentive bonuses and options to purchase 500,000 shares of our common stock. In December 2004, the agreement was amended so that beginning January 2005, Mr. Herskovits is not entitled to a salary.

In February 2004, we entered into a one-year consulting agreements with SOS Resource Services Inc. which provides that the consultant shall provide our company with corporate planning services in exchange for 1,500,000 shares of our common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



The following table sets forth certain information regarding beneficial ownership of our common stock as of March 17, 2005:



o by each person who is known by us to beneficially own more than 5% of our common stock;

o     by each of our officers and directors; and

o     by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.


--------------------------------------------------- ---------------------------------- ----------------------------
Name of Beneficial Owner                            Common Stock Beneficially Owned(1) Percentage of Common Stock
--------------------------------------------------- ---------------------------------- ----------------------------
Jacob Herskovits(2)                                                       15,000,000(3)                      46.7%
c/o Cell Power Technologies, Inc.
1428 36th Street, Suite 205
Brooklyn, New York 11218
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SOS Resource Services Inc.                                                 2,200,000                          6.8%
403 East Main Street
Port Jefferson, NY 11777
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All of executive officers and directors (1 person)                        15,000,000                         46.4%
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(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 17, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 32,157,560 shares of common stock outstanding on March 17, 2005, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of March 17, 2005.



(2) Executive officer and/or director.

(3) Includes 15,000,000 shares of common stock. Does not include an option to purchase 500,000 shares of common stock that vest commencing in September 2005.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

GENERAL


We are authorized to issue up to 100,000,000 shares of common stock, no par value per share. As of March 17, 2005, there were 32,157,560 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable


COMMON STOCK PURCHASE WARRANTS AND OPTIONS

We currently have 3,690,016 common stock purchase warrants and options outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at an exercise price ranging between $.75 and $1.25 per warrant. At anytime after the filing of a registration statement covering the shares of common stock underlying the warrants, if our closing price is greater than $2.75 per share for ten or more consecutive trading days, then the term of the warrants will be 30 days.

TRANSFER AGENT

Our transfer agent is American Stock Transfer and Trust Company. Their address is 459 Maiden Lane, New York, New York 10038 and their telephone number is (212) 936-5100.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Florida, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser; o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; o purchases by a broker-dealer as principal and resale by the broker-dealer for its account; o an exchange distribution in accordance with the rules of the applicable exchange; o privately-negotiated transactions; o short sales that are not violations of the laws and regulations of any state or the United States; o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; o through the writing of options on the shares o a combination of any such methods of sale; and o any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


The maximum amount of compensation to be received by any NASD member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                               SHARES BENEFICIALLY OWNED                                        SHARES BENEFICIALLY OWNED
                             -----------------------------                                 ------------------------------
                               PRIOR TO THE OFFERING (1)                                         AFTER THE OFFERING (2)
                             -------------------------                             TOTAL
                                                                                  SHARES
            NAME                        NUMBER                 PERCENT           REGISTERED         NUMBER       PERCENT
--------------------------------       --------------------    ---------------- ---------------  ------------    -------
PROFESSIONAL TRADERS FUND,
LLC(3)(55)                                         384,000            1.20%         384,000        -                -

A.S. CAPITAL PARTNERS, LLC(4)(55)                  128,000                *         128,000        -                -

GILDER FUNDING(5)(55)                              256,000                *         256,000        -                -

AIDA CANO(6)(55)                                   128,000                *         128,000        -                -

DAVID AND ELLEN PAVSNER(7)(55)                      64,000                *          64,000        -                -

JAY HAFT(8)(55)                                    128,000                *         128,000        -                -

EDWARD BERZAK(9)(55)                                64,000                *          64,000        -                -

IRVING DENMARK TRUST(10)(55)                        64,000                *          64,000        -                -

ALAN NATHAN(11)(55)                                 64,000                *          64,000        -                -

JAMES DAVIDSON(12)(55)                             320,000            1.00%         320,000        -                -

ANDREW FRIIS(13)(55)                                64,000                *          64,000        -                -

SAGE CAPITAL INVESTMENTS(14)(55)                    64,000                *          64,000        -                -

YOLO ENTERPRISES, INC. (15)(55)                    128,000                *         128,000        -                -

JOHN KYEES(16)(55)                                 128,000                *         128,000        -                -

LOUISE REHLING - IRA(17)(55)                        64,000                *          64,000        -                -

LOUISE REHLING - TRUST(18)(55)                     128,000                *         128,000        -                -

                               SHARES BENEFICIALLY OWNED                                        SHARES BENEFICIALLY OWNED
                             -----------------------------                                 ------------------------------
                               PRIOR TO THE OFFERING (1)                                         AFTER THE OFFERING (2)
                             -------------------------                            TOTAL
                                                                                  SHARES
            NAME                        NUMBER                 PERCENT           REGISTERED         NUMBER       PERCENT
--------------------------------       --------------------    ---------------- ---------------  ------------    -------
LOREN SKEIST MD & MARLENE
MARKO SKEIST MD JTWROS(19)(55)                     192,000                *         192,000        -                -

DAVID KLEMER(20)(55)                               128,000                *         128,000        -                -

GERALD HEUPEL(21)(55)                              128,000                *         128,000        -                -

D. GROSS(22)(55)                                    64,000                *          64,000        -                -

KEVIN NARCOMEY(23)(55)                             256,000                *         256,000        -                -

ROCK II, LLC(24)(55)                               256,000                *         256,000        -                -

AJW PARTNERS, LLC(25)(55)                           90,880                *          90,880        -                -

AJW OFFSHORE, LTD. (26)(55)                        186,240                *         186,240        -                -

AJW QUALIFIED PARTNERS,
LLC(27)(55)                                        240,000                *         240,000        -                -

NEW MILLENIUM CAPITAL
PARTNERS II, LLC(28)(55)                            32,000                *          32,000        -                -

JOHNATHAN GLIBERT IRA(29)(55)                       64,000                *          64,000        -                -

MOHAWK FUNDING(30)(55)                              32,000                *          32,000        -                -

GARBER ATLAS FRIES &
ASSOCIATES INC. (31)(55)                            64,000                *          64,000        -                -

WILLIAM MARSH(32)(55)                              320,000            1.00%         320,000        -                -

ANDREW REVOCABLE TRUST U/A
5/4/94(33)(55)                                     192,000                *         192,000        -                -

HERMAN GOODMAN(34)(55)                             128,000                *         128,000        -                -

MICHAEL and DONNA SPLAIN(35)(55)                   256,000                *         256,000        -                -

SCOTT MCNAIR(36)(55)                                64,000                *          64,000        -                -

JAMES LEES(37)(55)                                 128,000                *         128,000        -                -

JEFFREY LUDWIG TRUST DATED
8/4/02(38)(55)                                     128,000                *         128,000        -                -
ROBERT A. LUDWIG TRUSTEE

SCOTT DUNLOP(39)(55)                               128,000                *         128,000        -                -

                               SHARES BENEFICIALLY OWNED                                        SHARES BENEFICIALLY OWNED
                             -----------------------------                                 ------------------------------
                               PRIOR TO THE OFFERING (1)                                         AFTER THE OFFERING (2)
                             -------------------------                            TOTAL
                                                                                  SHARES
            NAME                        NUMBER                 PERCENT           REGISTERED         NUMBER       PERCENT
--------------------------------       --------------------    ---------------- ---------------  ------------    -------
MARK HELLNER(40)(55)                               320,000            1.00%         320,000        -                -

DWIGHT E. LONG(41)(55)                             256,000                *         256,000        -                -

MARK WALKO                                          64,000                *          64,000        -                -
SALLIE WALKO JT WROS(42)(55)

SANDS BROS INTERNATIONAL(43)                       193,856                *         193,856        -                -

WESTOR ONLINE(44)                                    3,600                *           3,600        -                -

WILLIAM CHRISTOPHER
FRASCO(46)                                          11,200                *          11,200        -                -

STEVEN MARKOVITZ(47)                                 3,500                *           3,500        -                -

FABIO MIGLIACCIO(48)                                 2,600                *           2,600        -                -

JOSEPH SORBARRA(49)                                  3,500                *           3,500        -                -

LOUIS JOHN VENTRE(50)                               11,200                *          11,200        -                -

SOS RESOURCES SERVICES INC.
(51)                                             2,200,000            6.85%       1,500,000     700,000           2.18%

GRQ CONSULTANTS INC. (52)                        1,500,000            4.67%       1,500,000        -                -

SOL FINANCIAL INC. (53)                          1,000,000            3.12%       1,000,000        -                -

JUDAH MARVIN FEIGENBAUM(54)                        514,000            1.60%         514,000        -                -

NAFTALI BESSER(56)                               1,000,000            3.12%       1,000,000        -                -

JOE ROSENBAUM(57)                                  100,000                *         100,000        -                -

DOW STERNBUCH(58)                                  100,000                *         100,000        -                -

HOWARD STERNHEIM(56)                             1,000,000            3.12%       1,000,000        -                -

HOWARD WEISS(59)                                   500,000            1.56%         500,000        -                -

ISAAC ZAIVALD(56)                                1,000,000            3.12%       1,000,000        -                -

JOEL GOLD(60)                                      250,000                *         250,000        -                -

GunnAllen Financial, Inc.(61)                      250,000                *         250,000        -                -

TOTAL                                                                          14,836,576**



*Less than one percent.



** Includes 11,146,560 shares of common stock and 3,690,016 shares of common stock issuable upon the exercise of common stock purchase warrants at en exercise price of $1.25 per share, expiring five years from the date of issuance.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.

(3) Mark Swickle has dispositive control over all securities held by Professional Trader Fund, LLC. Represents 192,000 shares of common stock and 192,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(4) Michael Coughlin has dispositive control over of all securities held by A.S. Capital Partners, LLC. Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(5) Warren Gilbert is the beneficial owner of all securities held by Gilder Funding. Represents 128,000 shares of common stock and 128,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(6) Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(7) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(8) Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(9) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(10) Irving J. Denmark has dispositive control over all securities held by Irving Denmark Trust. Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(11) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(12) Represents 160,000 shares of common stock and 160,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(13) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(14) Anthony Thompson has dispositive control over all securities held by Sage Capital Investments. Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(15) Melvin Balinsky has dispositive control over all securities held by Yolo Enterprises, Inc. Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(16) Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(17) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(18) Louise E. Rehling has dispositive control over all securities held by Louise Rehling Trust. Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(19) Represents 96,000 shares of common stock and 96,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(20) Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(21) Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(22) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(23) Represents 128,000 shares of common stock and 128,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(24) Howard Chalfin has dispositive control over all securities held by Rock II, LLC. Represents 128,000 shares of common stock and 128,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(25) AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Partners, LLC. Represents 45,440 shares of common stock and 45,440 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(26) AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. Represents 93,120 shares of common stock and 93,120 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(27) AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. Represents 120,000 shares of common stock and 120,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(28) New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. Represents 16,000 shares of common stock and 16,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(29) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(30) Richard Bach has dispositive control over all securities held by Mohawk Funding. Represents 16,000 shares of common stock and 16,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(31) Justin V. Fries has dispositive control over all securities held by Garber Atlas Fries & Associates, Inc. Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(32) Represents 160,000 shares of common stock and 160,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(33) William Andrew is the beneficial owner of all securities held by Andrew Revocable Trust U/A 5/4/94. Represents 96,000 shares of common stock and 96,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(34) Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(35) Represents 128,000 shares of common stock and 128,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(36) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(37) Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(38) Jeffrey Ludwig has dispositive control over all securities held by Jeffrey Ludwig Trust dated 8/4/02. Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(39) Represents 64,000 shares of common stock and 64,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(40) Represents 160,000 shares of common stock and 160,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(41) Represents 128,000 shares of common stock and 128,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.

(42) Represents 32,000 shares of common stock and 32,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25.


(43) Stephen Sands has dispositive control over all securities held by Sands Bros International. Represents 193,856 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25. Such common stock purchase warrants were acquired as a placement agent fee in connection with our private placement of securities commenced in May 2004 and completed in October 2004. Such selling stockholder may be considered an underwriter.

(44) Richard Bach has dispositive control over all securities held by Westor Online. Represents 3,600 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25. Such common stock purchase warrants were acquired as a placement agent fee in connection with our private placement of securities commenced in May 2004 and completed in October 2004. Such selling stockholder may be considered an underwriter.

(45) Intentionally left blank..

(46) Represents 11,200 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25. Such common stock purchase warrants were acquired as a placement agent fee in connection with our private placement of securities commenced in May 2004 and completed in October 2004. The selling stockholder is an affiliate of a registered broker-dealer but received his common stock purchase warrants in the ordinary course of business and at the time of his acquisition did not have any arrangement or understanding with any person to distribute the securities and, therefore, is not considered an underwriter.

(47) Represents 3,500 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25. Such common stock purchase warrants were acquired as a placement agent fee in connection with our private placement of securities commenced in May 2004 and completed in October 2004. The selling stockholder is an affiliate of a registered broker-dealer but received his common stock purchase warrants in the ordinary course of business and at the time of his acquisition did not have any arrangement or understanding with any person to distribute the securities and, therefore, is not considered an underwriter.

(48) Represents 2,600 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25. Such common stock purchase warrants were acquired as a placement agent fee in connection with our private placement of securities commenced in May 2004 and completed in October 2004. The selling stockholder is an affiliate of a registered broker-dealer but received his common stock purchase warrants in the ordinary course of business and at the time of his acquisition did not have any arrangement or understanding with any person to distribute the securities and, therefore, is not considered an underwriter.

(49) Represents 3,500 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25. Such common stock purchase warrants were acquired as a placement agent fee in connection with our private placement of securities commenced in May 2004 and completed in October 2004. The selling stockholder is an affiliate of a registered broker-dealer but received his common stock purchase warrants in the ordinary course of business and at the time of his acquisition did not have any arrangement or understanding with any person to distribute the securities and, therefore, is not considered an underwriter.

(50) Represents 11,200 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $1.25. Such common stock purchase warrants were acquired as a placement agent fee in connection with our private placement of securities commenced in May 2004 and completed in October 2004. The selling stockholder is an affiliate of a registered broker-dealer but received his common stock purchase warrants in the ordinary course of business and at the time of his acquisition did not have any arrangement or understanding with any person to distribute the securities and, therefore, is not considered an underwriter.

(51) Salvatore Russo is the beneficial owner of all securities held by SOS Resources Services Inc. SOS Resources Services Inc. acquired its shares of common stock pursuant to that certain Consulting Agreement entered with our company on February 12, 2004.

(52) Barry Honig has dispositive control over all securities held by GRQ Consultants Inc. GRQ Consultants Inc. acquired its shares of common stock pursuant to that certain Consulting Agreement entered with our company on February 12, 2004.

(53) Shlomi Stein has dispositive control over all securities held by Sol Financial Inc. Sol Financial Inc. acquired its shares of common stock pursuant to that certain Consulting Agreement entered with our company on February 12, 2004.

(54) Represents 514,000 shares of common stock issuable upon exercise of common stock purchase warrants at an exercise price of $0.75. Mr. Feigenbaum acquired his shares of common stock pursuant to that certain Consulting Agreement entered with our company on January 22, 2004.

(55) Acquired such securities pursuant to a private placement commenced in May 2004 and completed in October 2004, in which we raised aggregate gross proceeds of approximately $2,210,000 ($2,007,000 net of offering costs) from the sale of
92.08 units of our securities, with each unit comprised of 32,000 shares of common stock and three year warrants for an additional 32,000 shares of common stock with a per share exercise price of $1.25.

(56) The Selling Stockholder formerly held membership interests in Cell Power Technologies LLC and acquired their shares of common stock included in this prospectus in November 2003, when we entered into a Share Exchange Agreement with the holders of the membership interests of Cell Power Technologies LLC, pursuant to which we acquired all of the membership interests of Cell Power Technologies LLC in exchange for shares of common stock of our company.

(57) Howard Weiss assigned 100,000 shares of common stock to Joe Rosenbaum.

(58) Dow Sternbuch loaned our company $400,000 and as partial repayment of such loan, we issued Mr. Sternbuch 100,000 shares of common stock.

(59) Howard Weiss loaned our company $200,000 and as partial repayment of such loan, we issued Mr. Weiss 500,000 shares of common stock.

(60) On March 10, 2004, we issued and sold 250,000 shares of common stock to Joel Gold in consideration of $50,000.

(61) We issued GunnAllen Financial, Inc. 250,000 shares of common stock pursuant to a advisory services agreement entered on September 24, 2004. The selling stockholder is a registered broker-dealer. Such selling stockholder may be considered an underwriter.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS


Marcum & Kliegman LLP, Independent Registered Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, Cell Power Technologies, Inc. and subsidiaries consolidated financial statements at October 31, 2004, and the related consolidated statements of operations, changes in stockholders' (deficiency)/equity, and cash flows for the year then ended, the period from September 22, 2003 (inception) to October 31, 2003 and for the period from September 22, 2003 (inception) to October 31, 2004 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accountant's opinion based on their expertise in accounting and auditing.


                              CHANGE IN ACCOUNTANTS

Larry Wolfe, certified public accountant (Wolfe), advised us on March 15, 2004 that it has resigned as our auditor for the year ending December 31, 2003.

The report of Wolfe on our financial statements for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2001 and the period from inception (January 3, 2001 to December 31, 2001) we had no disagreements with Wolfe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Wolfe would have caused them to make reference thereto in their report on the financial statements of the Company for such periods. Wolfe's report on our financial statements for such periods indicated that substantial doubt exists regarding our ability to continue as a going concern.


On April 22, 2004, we appointed Marcum & Kliegman, LLP, independent registered public accounting firm (M&K) to audit our consolidated financial statements for the fiscal year ended October 31, 2004, the period from September 22, 2003 (inception) to October 31, 2003 and for the period from September 22, 2003 (inception) to October 31, 2004. During the aforementioned periods and through the date of this report, neither our company nor anyone on our behalf has consulted with M&K regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2) of Regulation S-B.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Cell Power Technologies, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                          CELL POWER TECHNOLOGIES, INC.
                                 and Subsidiary
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS



For the fiscal year ended October 31, 2004

         Report of Independent Registered Public Accounting Firm        F-1
         Consolidated Balance Sheet                                     F-2
         Consolidated Statements of Operations                          F-4
         Consolidated Statements of Changes in Stockholders'
          (Deficiency)/Equity                                           F-5
         Consolidated Statements of Cash Flows                          F-6
         Notes to Consolidated Financial Statements                     F-8


For the fiscal quarter ended January 31, 2005 (unaudited)

         Consolidated Balance Sheet                                     F-17
         Consolidated Statements of Operations                          F-18
         Consolidated Statements of Changes in Stockholders'
          (Deficiency)/Equity                                           F-19
         Consolidated Statements of Cash Flows                          F-20
         Notes to Consolidated Financial Statements                     F-21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cell Power Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Cell Power Technologies, Inc., and Subsidiary (a development stage company) as of October 31, 2004, and the related consolidated statements of operations, changes in stockholders' (deficiency)/equity, and cash flows for the year then ended, the period from September 22, 2003 (inception) to October 31, 2003 and for the period from September 22, 2003 (inception) to October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cell Power Technologies, Inc. and Subsidiary as of October 31, 2004, and the results of their operations and their cash flows for the year then ended, the period from September 22, 2003 (inception) to October 31, 2003 and for the period from September 22, 2003 (inception) to October 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred net losses since its inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the consolidated financial statements, the Company consummated a reverse acquisition with Cell Power Technologies, LLC on November 3, 2003. The accompanying consolidated financial statements have been retroactively restated to give effect to this transaction.

                                       /s/ Marcum & Kliegman LLP

New York, New York
January 21, 2005

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                October 31, 2004

                                     ASSETS



CURRENT ASSETS - Cash                                                   $553,475

INTANGIBLE ASSETS, net of accumulated amortization of $32,500            247,510
                                                                        --------
TOTAL ASSETS                                                            $800,985
                                                                        ========

                 See Notes to Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                October 31, 2004

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES


Accounts payable                                                    $    16,808
                                                                    -----------

TOTAL CURRENT LIABILITIES                                                16,808
                                                                    -----------

COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock, no par value, 100,000,000 shares authorized;
  32,157,560 shares issued and outstanding                            2,531,644
Paid-in capital deficiency                                             (412,801)
Deficit accumulated during the development stage                     (1,130,866)
Deferred consulting fees                                               (203,800)
                                                                    -----------

TOTAL STOCKHOLDERS' EQUITY                                              784,177
                                                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   800,985
                                                                    ===========

                 See Notes to Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------

                                                                 FOR THE         FOR THE
                                                               PERIOD FROM     PERIOD FROM
                                                              SEPTEMBER 22,   SEPTEMBER 22,
                                                FOR THE           2003            2003
                                               YEAR ENDED    (INCEPTION) TO   (INCEPTION) TO
                                              OCTOBER 31,      OCTOBER 31,     OCTOBER 31,
                                                 2004             2003             2004
                                              ------------    ------------    ------------
REVENUE
Product sales                                 $     31,250    $         --    $     31,250
Royalties                                           95,044              --          95,044
                                              ------------    ------------    ------------
TOTAL REVENUE                                      126,294              --         126,294
                                              ------------    ------------    ------------
COST OF GOODS SOLD
Product cost                                        16,579              --          16,579
Amortization of intangibles                         30,000           2,500          32,500
                                              ------------    ------------    ------------
Total cost of goods sold                            46,579           2,500          49,079
                                              ------------    ------------    ------------
GROSS PROFIT                                        79,715          (2,500)         77,215
                                              ------------    ------------    ------------
OPERATING EXPENSES
Consulting fees (related party in 2003)            555,750          55,000         610,750
Stock based compensation to consultants            253,799              --         253,799
Professional fees                                  144,564          15,802         160,366
Payroll and related taxes                          119,160              --         119,160
Marketing and other                                 75,213             589          75,802
                                              ------------    ------------    ------------
TOTAL OPERATING EXPENSES                         1,148,486          71,391       1,219,877
                                              ------------    ------------    ------------
OPERATING LOSS                                  (1,068,771)        (73,891)     (1,142,662)
                                              ------------    ------------    ------------
OTHER EXPENSES
Interest expense - related parties                  46,043          16,931          62,974
Interest expense                                    16,052           4,948          21,000
                                              ------------    ------------    ------------
TOTAL OTHER EXPENSES                                62,095          21,879          83,974
                                              ------------    ------------    ------------
NET LOSS                                      $ (1,130,866)   $    (95,770)   $ (1,226,636)
                                              ============    ============    ============
Basic and diluted net loss per common share   $      (0.04)   $      (0.00)
                                              ============    ============
Weighed-average common shares outstanding       28,763,157      23,317,949
                                              ============    ============

                 See Notes to Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                  (DEFICIENCY)/EQUITY Period from September 22,
                      2003 (Inception) to October 31, 2004

--------------------------------------------------------------------------------------------------------------------------------
                                                                          DEFICIT
                                                                        ACCUMULATED
                                    COMMON STOCK           PAID-IN      DURING THE        STOCK         DEFERRED
                             -------------------------     CAPITAL      DEVELOPMENT    SUBSCRIPTION   CONSULTING
                                SHARES        AMOUNT      DEFICIENCY       STAGE        RECEIVABLE       FEES           TOTAL
                             ---------------------------------------------------------------------------------------------------
BALANCE - September 22,
  2003 (Inception)                    --   $        --   $        --    $        --    $        --    $        --    $        --

Issuance of common
stock  at inception
 for $.00001 per share        22,600,000           226            --             --           (226)            --             --
Issuance of common
 stock  in connection
 with purchase  of
 intangible assets at
 October 3, 2003 for
 $.00001 per share             1,000,000            10            --             --             --             --             10
Collection of stock
 subscription
 receivable on
 October 24, 2003                     --            --            --             --            100             --            100
Net loss                              --            --            --        (95,770)            --             --        (95,770)
                             -----------   -----------   -----------    -----------    -----------    -----------    -----------
BALANCE - October 31, 2003    23,600,000           236            --        (95,770)          (126)            --        (95,660)

Effects of reverse
 merger at November
 3, 2003:
Capitalization of
 LLC's  accumulated
 deficit at  time
 of recapitalization                  --            --       (95,770)        95,770             --             --             --
Equity of e-The
 Movie Networks,
 Inc. at time of
 recapitalization              2,100,000        28,030      (328,030)            --             --             --       (300,000)
Stock options issued
 to consultant for
 services on
 January 22, 2004                     --            --        10,999             --             --             --         10,999
Issuance of common
 stock to consultants
 for services
 on February 12, 2004          3,000,000       300,000            --             --             --       (300,000)            --
Issuance of common
 stock for $.20 per
 share on March 10, 2004         250,000        50,000            --             --             --             --         50,000
Collection of stock
 subscription
 receivable on
 March 15, 2004                       --            --            --             --            126             --            126
Issuance of common
 stock for $.75 per
 share and  warrants
 on June 11, 2004,
 net of issuance
 costs of $26,600                864,000       621,400            --             --             --             --        621,400
Issuance of common
                               stock for $.75 per
                               share and warrants
                                on July 30, 2004,
                                 net of issuance
 costs of $98,292              1,090,560       719,602            --             --             --             --        719,602
Issuance of common
                               stock for $.75 per
                               share and warrants
 on September 1,
 2004, net of
 issuance costs of $51,600       672,000       452,400            --             --             --             --        452,400
Issuance of common
 stock to consultants
 for services on
 September 24, 2004              250,000       140,000            --             --             --       (140,000)            --
Issuance of common
 stock for $.75 per
 share and warrants
 on October 6, 2004,
 net of issuance
 costs of $26,624                320,000       213,376            --             --             --             --        213,376
Issuance of common
 stock to consultants
 for services on
 October 20, 2004                 11,000         6,600            --             --             --             --          6,600
Amortization of
 deferred consulting
 fees                                 --            --            --             --             --        236,200        236,200
Net loss                              --            --            --     (1,130,866)            --             --     (1,130,866)
                             -----------   -----------   -----------    -----------    -----------    -----------    -----------
BALANCE - October 31, 2004    32,157,560   $ 2,531,644   $ (412,801)    $(1,130,866)   $        --    $  (203,800)   $   784,177
                             ===========   ===========   ===========    ===========    ===========    ===========    ===========


                 See Notes to Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------------------------------
                                                                               FOR THE        FOR THE
                                                                            PERIOD FROM     PERIOD FROM
                                                                            SEPTEMBER 22,  SEPTEMBER 22,
                                                                FOR THE         2003           2003
                                                               YEAR ENDED  (INCEPTION) TO  (INCEPTION) TO
                                                              OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                                                  2004          2003          2004
                                                              -----------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $(1,130,866)   $   (95,770)   $(1,226,636)
                                                              -----------    -----------    -----------
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred consulting fees                          236,200             --        236,200
Stock issued for services                                           6,600             --          6,600
Stock options issued for services                                  10,999             --         10,999
Amortization of intangibles                                        30,000          2,500         32,500
Changes in operating assets and liabilities:
Decrease in prepaid expenses - related party                       35,000        (35,000)            --
Increase in accounts payable                                       16,523            285         16,808
Decrease in accrued interest - related parties                    (16,931)        16,931             --
Decrease in accrued interest                                       (4,948)         4,948             --
Decrease in deferred revenue                                      (30,000)            --        (30,000)
                                                              -----------    -----------    -----------
 NET CASH USED IN OPERATING
ACTIVITIES                                                       (847,423)      (106,106)      (953,529)
                                                              -----------    -----------    -----------
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of intangible assets                                          --       (100,000)      (100,000)
                                                              -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Deposits in escrow                                                300,000       (300,000)            --
Repayment of stock redemption liability                          (300,000)            --       (300,000)
Advances from related parties                                          --        300,000        300,000
Repayment of advances from related parties                             --       (300,000)      (300,000)
Proceeds from notes payable - related parties                          --        600,000        600,000
Repayment of notes payable -related parties                      (600,000)            --       (600,000)
Repayment of notes payable assumed                               (150,000)            --       (150,000)
Proceeds from issuance of common stock (net of
    stock issue costs of $203,116)                              2,056,778             --      2,056,778
Collection of stock subscription receivable                           126            100            226
                                                              -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING
ACTIVITIES                                                    $ 1,306,904    $   300,100    $ 1,607,004
                                                              -----------    -----------    -----------

                 See Notes to Consolidated Financial Statements

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS,

                                                                                              Continued
-------------------------------------------------------------------------------------------------------
                                                                               FOR THE        FOR THE
                                                                            PERIOD FROM     PERIOD FROM
                                                                            SEPTEMBER 22,  SEPTEMBER 22,
                                                                FOR THE         2003           2003
                                                               YEAR ENDED  (INCEPTION) TO  (INCEPTION) TO
                                                              OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                                                  2004          2003          2004
                                                              -----------------------------------------
NET INCREASE IN CASH                                          $   459,481    $    93,994    $   553,475

CASH - Beginning of period                                         93,994             --             --
                                                              -----------    -----------    -----------
CASH - End of period                                          $   553,475    $    93,994    $   553,475
                                                              ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION Cash paid during the periods for:

    Interest                                                  $    83,974    $        --    $    83,974

  Non-cash investing and financing activities:

    In connection with the purchase of intangible assets:
      Deferred revenue assumed                                $        --    $    30,000    $    30,000
      Note payable assumed                                             --        150,000        150,000
      Common stock issued                                              --             10             10

    Common stock issued for deferred compensation             $   440,000    $        --    $   440,000

    Common stock and options issued for services              $    17,599    $        --    $    17,599

    Assumption of stock purchase liability in
      connection with reverse merger                          $        --    $   300,000    $   300,000

                 See Notes to Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY
ORGANIZATION

Pursuant to the terms and conditions of an exchange agreement effective November 3, 2003 (the "Exchange Agreement"), e-The Movie Network, Inc. ("ETMV"), now known as Cell Power Technologies, Inc. ("Cell Power"), a Florida Corporation, acquired all the outstanding membership interests of Cell Power Technologies LLC ("Cell Power LLC"), a Delaware limited liability company engaged in the marketing and distribution of portable cell phone batteries.

Immediately prior to the consummation of the Exchange Agreement, ETMV was an inactive public shell. Pursuant to the Exchange Agreement, ETMV repurchased 20,000,000 shares of its common stock for $300,000 and accounted for them as treasury stock. The shares were cancelled and EMTV then issued 23,600,000 unregistered shares of common stock for 100% of the outstanding membership units of Cell Power LLC. Each membership unit of Cell Power LLC was exchanged for 100,000 shares of ETMV common stock. As a result of this exchange, the members of Cell Power LLC gained voting control of ETMV and, thus, the exchange was accounted for as a reverse acquisition and Cell Power LLC became a wholly-owned subsidiary of ETMV.

The accompanying financial statements set forth in this report for periods prior to the recapitalization, are the financial statements of Cell Power LLC, which have been retroactively restated to give effect to the exchange for Cell Power's common stock, no par value (the "Common Stock"). Cell Power and its subsidiary, Cell Power LLC, are collectively referred to as the "Company".

On April 29, 2004, ETMV changed its name to Cell Power Technologies, Inc.

            DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE OPERATIONS

The Company acquired certain revenue/royalty rights, product purchasing rights and exclusive sub-distribution rights, in certain markets in the western hemisphere, for "Cellboost" for a period of ten years (see Note 6). Cellboost is a compact, non-rechargeable, and disposable cellular telephone battery.A substantial amount of the Company's time and capital recourses are being devoted to developing its plan to distribute Cellboost.

In addition to developing markets under the rights described above. The Company's other development stage activities include raising capital of which company has raised approximately $2 million to date through sales of common stock (see Note 12). As a development stage enterprise, the Company is subject to all of the risks and uncertainties that an associated with starting a new business (see Note 2)

NOTE 2 - GOING CONCERN AND MANAGEMENT'S PLAN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses of $95,770 and $1,130,866 for the period from September 22, 2003 (inception) through October 31, 2003 and for the year ended October 31, 2004, respectively. The Company expects to incur additional losses for the foreseeable future and recognizes its need to raise additional capital in order to develop a viable business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon its ability to generate operating cash flow through the execution of its business plan and secure funding sufficient to provide for the working capital needs of the business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is currently in the process of executing its business plan. There can be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve the Company's operating results. The Company will need additional funding to sustain the business through October 31, 2005. The Company raised during 2004 approximately $2.2 million in gross proceeds from the private placement of its securities (See Note 12) and Management plans to continue its efforts to secure funds through the issuance of equity and/or debt instruments to fund its operations; however, there are currently no commitments in place from prospective investors and there can be no assurances that the Company will obtain the financing it needs to fund its operations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                           PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Cell Power and its wholly owned subsidiary Cell Power LLC. All significant intercompany balances and transactions have been eliminated.

                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

                        INTANGIBLE ASSETS AND IMPAIRMENT

The Company acquired certain revenue/royalty rights, product purchasing rights and exclusive sub-distribution rights, in certain markets, for Cellboost. These rights have been reflected as intangible assets in the accompanying financial statements.

The intangible assets are carried at cost less accumulated amortization. Amortization is being computed on the straight-line method over the term of the agreement, which is 112 months (Note 6).

                         IMPAIRMENT OF LONG LIVED ASSETS

The Company reviews the carrying value of its intangible assets when specific events and circumstances would indicate that their carrying amounts may not be recoverable. The Company considers relevant cash flow and profitability information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of the intangible assets can be recovered. If it is determined that the carrying value of the intangible assets will not be recovered from the undiscounted future cash flows, the carrying value of the assets would be considered impaired. An impairment charge is measured as the excess of the carrying amount of an intangible asset over its estimated fair value. The Company, based on its most recent evaluation, determined that its intangible assets were not impaired during the period from September 22, 2003 (inception) to October 31, 2004. There can be no assurance that future impairment tests of the intangible assets will not result in a charge to operations.

                                  INCOME TAXES

Cell Power LLC was organized as a limited liability company and has elected to be taxed as a partnership. Partnerships are taxed at the individual partner level and thus there is no provision for income taxes presented in these financial statements. Effective with the closing of the exchange agreement on November 3, 2003 (see Note 1), Cell Power LLC became a wholly-owned subsidiary of an incorporated entity. For financial statements presented for the pre-reverse acquisition periods, income taxes, if provided for, would not have been different had the Company been a taxable entity.

As an incorporated entity, the Company uses the liability method to determine its income tax expense. This method requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss carry-forwards. Deferred tax expenses or benefit is recognized as a result of the changes in the assets and liabilities during the year.

Valuation allowances are established when necessary, to reduce deferred tax assets, if it is more likely than not that all or a portion of it will not be realized.

To date, the Company has generated approximately $1.1 million of losses which would amount to approximately $400,000 in deferred tax assets that are fully reserved for.

STOCK BASED COMPENSATION

As permitted under SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amended SFAS No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements, as defined by Accounting Principles Board Opinion("APB") No. 25, Accounting for Stock Issued to Employees," and related interpretations including Financial Accounting Standards Board Interpretations No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25.

As of October 31, 2004, the Company had 500,000 stock options outstanding to its Chief Executive Officer that it granted in November 2003 at an exercise price of $0.50 per share and vest ratably over 5 years . The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation for the year ended October 31, 2004

                                   YEAR ENDED
                                   OCTOBER 31,

                                                                           2004
                                                                    -----------
Net loss as reported                                                $(1,130,866)

Deduct: Total stock-based employee
        compensation expense determined
        under fair value based method
        for all awards, net of related
        tax effects                                                      (9,027)
                                                                    -----------
        Pro forma net loss                                          $(1,139,893)
                                                                    ===========
Net loss per common share, basic and diluted
        as reported                                                 $     (0.04)
                                                                    ===========
Pro forma net loss per common share,
        basic and diluted                                           $     (0.04)
                                                                    ===========

The fair value of employee stock options at date of grant was estimated using the Black-Scholes fair value-based method with the following weighted average assumptions:

Expected Life (Years)                  6.0
Interest Rate                         3.33%
Annual Rate of Dividends                --%
Volatility                              96%

The weighted average fair value of options at date of grant using the fair value-based method is estimated at $0.06.

                    REVENUE RECOGNITION AND DEFERRED REVENUE

The Company generates revenue from two specific sources; (a) royalties on the sale of individual Cellboost units generated by other entities in certain markets; and (b) Cellboost product sales generated by the Company. Revenues generated from either royalty rights or Company product sales are recognized when the product is shipped and collectibility is probable. For the period from November 1, 2003 to October 31, 2004, the Company generated revenue of $31,250 from Cellboost product sales and $95,044 from royalties of Cellboost units.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of current assets and current liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.

                               NET LOSS PER SHARE

Basic loss per share is computed by dividing net loss applicable to common shares by the number of weighted-average of common shares outstanding during the period. Common stock equivalents, have been excluded from the weighted-average shares for the years ended 2004 and 2003, as inclusion is antidilutive. Potentially dilutive securities at October 31, 2004 include an aggregate of 4,190,016 stock options and common stock purchase warrants. There were no dilutive securities outstanding during the period of September 22, 2003 (inception) through October 31, 2003.

                   CELL POWER TECHNOLOGIES, INC.AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

                        RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidation Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No. 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN No. 46R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public small business issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004.

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in certain cases). The provisions of SFAS 150 are effective for instruments entered into or modified after May 31, 2003 and pre-existing instruments as of July 1, 2003. On October 29, 2003, the FASB voted to indefinitely defer the effective date of SFAS 150 for mandatory redeemable instruments as they relate to minority interests in consolidated finite-lived entities through the issuance of FASB Staff Position 150-3.

The Company does not expect the adoption of this pronouncement to have a material effect on its financial position or results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements. This statement is effective for public entities that file as small business issuers - as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In December 2004, the FASB issued Statement Accounting Standard ("SFAS") No. 153 "Exchanges of Nonmonetary Assets". This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively.

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

EITF Issue 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods ending after December 15, 2004.

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

                   CELL POWER TECHNOLOGIES, INC.AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash.

The Company's cash is maintained at one financial institution, and from time to time the account balance at this financial institution may exceed the amount of insurance provided on such accounts. Generally, these deposits may be redeemed upon demand and therefore, bear minimal risk.

NOTE 5 - SIGNIFICANT CUSTOMERS AND SUPPLIERS

The Company's revenue was generated entirely from the royalties received from ESI (see Note 6) and the sale of units to one customer in South America. The Company's purchases are from one supplier.

NOTE 6 - ACQUISITION OF INTANGIBLE ASSETS

In October 2003, Cell Power Technologies LLC, our wholly owned subsidiary, prior to entering into the Share Exchange Agreement with our company, entered into an asset purchase agreement with Global Link Technologies, Inc. ("GBLK") wherein Cell Power LLC purchased Global Link's royalty rights with respect to sales in North and Central America, Mexico, the Caribbean and Israel entitling our company to receive royalties on the net number of units sold by E & S in those territories. These rights entitle the Company to the payment of royalties on the net number of units sold by ESI in the defined territories. The royalty payments are based on volume, type of sale and territory where such units are sold. The Company is also required to remit royalties to GBLK through 2005, based on units sold, and to ESI, based on gross profit on units sold by the Company as an exclusive sub-distributor, in Latin and South America. The royalty fees due GBLK can be paid, at the Company's sole discretion, either in the form of cash or, shares of the Company's common stock with a market value equal to the amount of the obligation. The Company pledged the intangible assets and rights to receive royalty payments for certain promissory notes (see Notes 7 and 8) that it repaid in July 2004.

The Company acquired these rights for $280,010, which was comprised of $100,000 in cash, the assumption of $30,000 in advanced royalties received by GBLK from ESI, the assumption of a $150,000 promissory note payable (see Note 8) and 10 membership units in the Company valued at $10. The aforementioned membership units were exchanged for 1 million shares of the Company's common stock at the time of the Exchange Agreement between Cell Power and Cell Power LLC.

In December 2003, Cell Power Technologies LLC entered into an amended and restated amendment agreement with Global Link (the "Global Link Agreement") for exclusive sub-distribution rights in Latin and South America, comprised of Global Link's rights under the license agreement as they relate to the sale and distribution of the Cellboost product in Latin and/or South America (which is defined as those countries and territories south of Mexico and north of Tierra Del Fuego). Pursuant to this agreement, The Company is required to remit royalties to Global Link through 2005, based on units sold, and to E & S, equal to 50% of gross profit on units sold by us as an exclusive sub-distributor. The royalty fees due Global Link can be paid, at the Company's discretion, either in the form of cash or unregistered shares of common stock with a market value equal to the amount of the obligation. These rights expire in February 2013.

ESI is the exclusive licensee for Cellboost worldwide. ESI must meet certain financial commitments and/or performance targets, on an annual basis, in order to maintain the exclusive worldwide license for Cellboost. If the agreement that granted ESI its exclusive worldwide license were to be terminated, the rights the Company acquired from GLBK would also be terminated. The termination of these rights will have a material adverse impact on the Company's current and future financial position and results of operations.

Subsequent to October 31, 2004, the Company received a series of communications from Global Link with respect to certain alleged rights and obligations of the parties to this agreement (see Note 13).

                   CELL POWER TECHNOLOGIES, INC.AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - ACQUISITION OF INTANGIBLE ASSETS, CONTINUED

As of October 31, 2004, intangible assets consist of the following:

                                                              ESTIMATED
                                           AMOUNT            USEFUL LIFE
                                          --------           -----------
Royalty and distribution rights           $280,010             10 years
Less:  accumulated amortization            (32,500)
                                          --------
          Intangible Assets, Net          $247,510
                                          ========



Amortization expense for the period from September 22, 2003 (inception) through October 31, 2003 and for year ended October 31, 2004 amounted to $2,500 and $30,000, respectively.

Amortization expense for the intangible assets for the succeeding five years and thereafter is as follows:



          YEAR ENDING
          OCTOBER 31,                           AMOUNT
          -----------                          --------
              2005                             $ 30,000
              2006                               30,000
              2007                               30,000
              2008                               30,000
              2009                               30,000
           Thereafter                            97,510
                                               --------
             Total                             $247,510
                                               ========



NOTE 7 - NOTES PAYABLE - RELATED PARTIES

On September 23, 2003, the Company issued a $400,000 unsecured promissory note to a member of the Company, prior to the Exchange Agreement. The note bore interest at 8% to maturity and had an original maturity date of November 30, 2003. The maturity date of the note was extended to May 15, 2004. The note and related accrued interest (including approximately $6,000 of additional interest in consideration of extending the maturity date of the note) were paid in full in July 2004.

On October 20, 2003, the Company issued a $200,000 secured promissory note to another member of the Company. The note bore interest at 10% per annum and had an original maturity date of March 1, 2004. The maturity date of the note was extended to May 15, 2004. The note and related accrued interest were paid in full in July, 2004.

                   CELL POWER TECHNOLOGIES, INC.AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - NOTE PAYABLE

In connection with the purchase of the intangible assets described in Note 6, the Company assumed a $150,000 secured promissory note originally issued by GBLK on May 12, 2003. The note bore interest at 7% per annum and matured on May 8, 2004. Receivables related to the intangible assets, as described in Note 6, secured this note. The note and accrued interest (including approximately $9,000 of additional interest in consideration of extending the maturity date of the note) were paid in full in July 2004.

NOTE 9 - RELATED PARTY TRANSACTIONS

                                    ADVANCES

For the period from September 22, 2003 (inception) to October 31, 2003, the Company received and repaid non-interest bearing advances from members of the Company or affiliates of members of the Company, prior to the Exchange Agreement, amounting to $300,000.

                                NOTE OBLIGATIONS

In July 2004, the Company repaid $600,000 in principal plus accrued interest on notes payable to certain members (see Note 7).

                              CONSULTING AGREEMENT

A consulting firm providing substantial services to the Company that was disclosed as a related party in 2003 is no longer deemed to be a related party (see Note 11).

NOTE 10 - STOCKHOLDER'S EQUITY

In March 2004, the Company issued 250,000 shares of common stock for $50,000. Between June and October 2004, the Company issued 2,946,560 shares of common stock and related stock warrants for gross proceeds of $2,209,920 ($2,007,000 net of offering expenses) (see Note 12).

                   CELL POWER TECHNOLOGIES, INC.AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS

                          CONSULTING SERVICES CONTRACTS

In October 2003, the Company entered into a consulting services contract with an entity that was considered to be a related party prior to the Exchange Agreement. The original terms of the agreement required monthly payments of $35,000 for five years. The Company incurred $35,000 and $420,000 of consulting fees under this contract during the period from September 22, 2003 (inception) through October 31, 2003 and for the year ended October 31, 2004, respectively.

In December 2004, the Company amended the consulting services contract to reduce the required monthly payments to $17,500 commencing January 2005 (see Note 13), Scheduled future minimum payments under the amended consulting services contract are as follows:


                    FOR THE
                  YEAR ENDING
                  OCTOBER 31,                         AMOUNT
                  -----------                       ----------
                     2005                             $245,000
                     2006                              210,000
                     2007                              210,000
                     2008                              192,500
                                                     ---------
                     Total                            $857,500
                                                     =========



In January 2004, the Company entered into a consulting contract for operational and financial services. The contract provides for monthly payments of $5,000 for six months and an option to purchase common stock of the Company. The option, which expires January 2014, provides for the purchase of 514,000 shares of the Company's common stock at an exercise price of $0.75 per share. The fair value of the options, which amounted to $10,999, was recorded as a consulting fee in the accompanying consolidated statement of operations for the year ended October 31, 2004. In December 2004, the Company and the consultant entered into an amendment to the consulting agreement pursuant to which beginning January 1, 2005 and continuing on a month-to-month basis the consultant will receive monthly payments of $3,000 (see Note 13).

In February 2004, the Company entered into two one-year consulting agreements each in exchange for 1.5 million shares of the Company's common stock. The aggregate fair value of the common stock issued to these consultants amounted to $300,000 and is being amortized over the term of the agreements. Amortization for the year ended October 31, 2004 amounted to $225,000 and is included in consulting fees in the accompanying consolidated statement of operations for the year ended October 31, 2004.

In September 2004, the Company entered into a one-year consulting agreement in exchange for a one-time fee of $35,000 and 250,000 shares of the Company's common stock. The fair value of the common stock issued to the consultant amounted to $140,000 and is being amortized over the term of the agreement. Amortization for the year ended October 31, 2004 amounted to $11,200 and is included in consulting fees in the accompanying consolidated statement of operations for the year ended October 31, 2004. In addition, under certain conditions the consultant is entitled to additional fees.

In October 2004, the Company entered into an agreement with a consultant in exchange for $9,000 and 11,000 shares of the Company's common stock. The fair value of the common stock issued amounted to $6,600 and is included in consulting fees in the accompanying consolidated statement of operations for the year ended October 31, 2004. In addition, under certain conditions the consultant is entitled to additional fees.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              EMPLOYMENT AGREEMENT

The Company entered into a three-year employment agreement, effective November 1, 2003, with its Chief Executive Officer and President. The agreement provides for a salary of $120,000 per annum, incentive bonuses and options to purchase 500,000 shares of the Company's common stock, pursuant to terms in the Agreement. Compensation expense under this agreement for the year ended October 31, 2004 amounted to $119,160, and is included in payroll and related taxes in the accompanying consolidated statement of operations for the year ended October 31, 2004.

In December 2004, the Company and its Chief Executive Officer entered into an amendment to the employment agreement pursuant to which beginning January 1, 2005 and continuing through the term of the Agreement, the Chief Executive Officer is not entitled to a salary (see Note 13).

NOTE 12 - PRIVATE PLACEMENT

In May 2004, the Company commenced a private placement (the "Private Placement") to certain private and institutional investors of up to $3 million by the sale of units of its securities, with each unit (hereinafter a "Unit") comprised of
(i) 32,000 shares of Common Stock and (ii) five-year warrants to purchase up to an additional 32,000 shares of common stock at a per share exercise price of $1.25 (the "Warrants"), provided that the exercise period may be reduced under certain conditions (primarily relating to the closing bid price of the Company's Common Stock exceeding $2.75 for each of 10 consecutive trading days). The per Unit Price was $24,000.

From May 2004 through September 2004, the Company raised aggregate gross proceeds of approximately $2,210,000 ($2,007,000 net after offering expenses) from the sale of 92.08 units of these securities. In connection with the Private Placement, the Company issued to three placement agents five-year warrants to purchase up to 299,456 shares of the Company's Common Stock at a per share exercise price of $1.25 on the same terms as the Warrants issued to the investors in the Private Placement.

In connection with the Private Placement, the Company issued to three placement agents five-year warrants to purchase up to 229,456 shares of the Company's Common Stock at a per share exercise price of $1.25 and otherwise on the same terms and conditions as the Warrants issued to the investors in the Private Placement.

NOTE 13 - SUBSEQUENT EVENTS

As described in Note 11, in December 2004, the Company amended the consulting services contracts it entered into in October 2003 and January 2004 to reduce the amount of compensation payments made to these consultants. The Company also amended the Employment Agreement with its Chief Executive Officer which suspended all future payments due under the original agreement.

In January 2005, the Company received a letter from or on behalf of GBLK together with a document titled First Amendment to the Amended and Restated Asset Purchase Agreement (the "First Amendment"). The First Amendment, which the Company believes was inappropriately obtained by GBLK and, as a result, is not valid, provides that the royalty fees payable to GBLK are payable in perpetuity. The Company does not believe that the First Amendment is enforceable and intends to vigorously defend against any claim GBLK may initiate regarding the payment of royalties after 2005. GBLK has also communicated to the Company that it may have retained certain rights under the Amended Agreement with respect to Latin and South America and that through certain of Company's actions or inactions the Company may be in breach of such agreement. The Company believes that GBLK's contentions are without merit. GBLK has not initiated any formal claims to date with respect to these assertions however; the Company cannot guarantee that it would be successful in its defense against any claims GBLK may initiate with respect to these contentions.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                January 31, 2005

                                     ASSETS
CURRENT ASSETS

Cash                                                                    $343,538
Accounts receivable                                                       23,700
                                                                        --------

TOTAL CURRENT ASSETS                                                     367,238


INTANGIBLE ASSETS, net of accumulated amortization
  of $40,000                                                             240,010
                                                                        --------

TOTAL ASSETS                                                            $607,248
                                                                        ========


            See Notes to Condensed Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                January 31, 2005



                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable                                                    $    33,625
Accrued royalties payable                                                 1,250
                                                                    -----------

TOTAL CURRENT LIABILITIES                                                34,875
                                                                    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Common stock, no par value, 100,000,000 shares authorized;
32,157,560 shares issued and outstanding                              2,531,644
Paid-in capital deficiency                                             (412,801)
Deficit accumulated during the development stage                     (1,453,137)
Deferred consulting fees                                                (93,333)
                                                                    -----------

TOTAL STOCKHOLDERS' EQUITY                                              572,373
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                                              $   607,248
                                                                    ===========

            See Notes to Condensed Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



====================================================================================================================================
                                                                                                                        For the
                                                                                                                      Period from
                                                                                                                     September 22,
                                                                       For the Three           For the Three             2003
                                                                        Months Ended            Months Ended         (Inception) to
                                                                         January 31,             January 31,           January 31,
                                                                            2005                    2004                 2005
                                                                         ------------           -----------------------------------
REVENUE
Product sales                                                            $       --             $       --             $     31,250
Royalties                                                                      23,700                 42,409                118,744
                                                                         ------------           ------------           ------------
TOTAL REVENUE                                                                  23,700                 42,409                149,994
                                                                         ------------           ------------           ------------

COST OF GOODS SOLD

Product costs                                                                   1,400                   --                   17,979
Amortization of intangibles                                                     7,500                  7,500                 40,000
                                                                         ------------           ------------           ------------
TOTAL COST OF GOODS SOLD                                                        8,900                  7,500                 57,979
                                                                         ------------           ------------           ------------
GROSS PROFIT                                                                   14,800                 34,909                 92,015
                                                                         ------------           ------------           ------------

OPERATING EXPENSES

Consulting fees                                                               101,500                140,000                712,250
Stock based compensation to consultants                                       110,467                   --                  364,266
Professional fees                                                              76,764                   --                  237,130
Officer's salary                                                               20,000                 33,681                139,160
Marketing and other                                                            29,030                    733                104,832
                                                                         ------------           ------------           ------------

TOTAL OPERATING EXPENSES                                                      337,761                174,414              1,557,638
                                                                         ------------           ------------           ------------

OPERATING LOSS                                                               (322,961)              (139,505)            (1,465,623)
                                                                         ------------           ------------           ------------

OTHER EXPENSES (INCOME)

Interest expense - related parties                                               --                   25,063                 62,974
Interest expense                                                                 --                    2,618                 21,000
Interest income                                                                  (690)                  --                     (690)
                                                                         ------------           ------------           ------------

TOTAL OTHER EXPENSES (INCOME)                                                    (690)                27,681                 83,284
                                                                         ------------           ------------           ------------

NET LOSS                                                                 $   (322,271)          $   (167,186)          $ (1,548,907)
                                                                         ============           ============           ============

Basic and diluted net loss per common share                              $      (0.01)          $      (0.01)
                                                                         ============           ============

Weighed-average common shares outstanding                                  32,157,560             24,846,565
                                                                         ============           ============

            See Notes to Condensed Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONDENSED CONSOLIDATED STATEMENTS OF
                  CHANGES IN STOCKHOLDERS' (DEFICIENCY)/EQUITY
Period from September 22, 2003 (Inception) to January 31, 2005


------------------------------------------------------------------------------------------------------------------------
                                                                                                           Deficit
                                                                                                         Accumulated
                                                                 Common Stock             Paid-in          During the
                                                         ----------------------------      Capital        Development
                                                            Shares         Amount        Deficiency          Stage
                                                         ---------------------------------------------------------------
BALANCE - September 22, 2003 (Inception)                         --     $        --     $        --      $        --
  Issuance of common stock at inception
    for $.00001  per share                               22,600,000             226              --               --
  Issuance of common stock in connection
    with purchase of intangible assets at
    October 3, 2003 for $.00001 per share                 1,000,000              10              --               --
  Collection of stock subscription
    receivable on October 24, 2003                               --              --              --               --
  Net loss                                                       --              --              --          (95,770)
                                                         ----------     -----------     -----------      -----------
BALANCE - October 31, 2003                               23,600,000             236              --          (95,770)
  Effects of reverse merger at November 3, 2003:
    Capitalization of LLC's accumulated deficit at
      time of recapitalization                                   --              --         (95,770)          95,770
    Equity of e-The Movie Networks, Inc. at time of
      recapitalization                                    2,100,000          28,030        (328,030)              --
  Stock options issued to consultant for services
    on January 22, 2004                                          --              --          10,999               --
  Issuance of common stock to consultants
    for services on February 12, 2004                     3,000,000         300,000              --               --
  Issuance of common stock for $.20 per share
    on March 10, 2004                                       250,000          50,000              --               --
  Collection of stock subscription
    receivable on March 15, 2004                                 --              --              --               --
  Issuance of common stock for $.75 per share
    and warrants on June 11, 2004, net of
    issuance costs of $26,600                               864,000         621,400              --               --
  Issuance of common stock for $.75 per share
    and warrants on July 30, 2004, net of
    issuance costs of $98,292                             1,090,560         719,602              --               --
  Issuance of common stock for $.75 per share
    and warrants on September 1, 2004, net of
    issuance costs of $51,600                               672,000         452,400              --               --
  Issuance of common stock to consultants
    for services on September 24, 2004                      250,000         140,000              --               --
  Issuance of common stock for $.75 per share
    and warrants on October 6, 2004, net of
    issuance costs of $26,624                               320,000         213,376              --               --
  Issuance of common stock to consultants
    for services on October 20, 2004                         11,000           6,600              --               --
  Amortization of deferred consulting fees                       --              --              --               --
  Net loss                                                       --              --              --       (1,130,866)
                                                         ----------     -----------     -----------      -----------
BALANCE - October 31, 2004                               32,157,560       2,531,644        (412,801)      (1,130,866)
  Amortization of deferred consulting fees                       --              --              --               --
  Net loss                                                       --              --              --         (322,271)
                                                         ----------     -----------     -----------      -----------
BALANCE - January 31, 2005 (UNAUDITED)                   32,157,560     $ 2,531,644     $  (412,801)     $(1,453,137)
                                                         ==========     ===========     ===========      ===========
---------------------------------------------------------------------------------------------------------
                                                              Stock          Deferred
                                                           Subscription     Consulting
                                                            Receivable         Fees            Total
                                                         ------------------------------------------------
BALANCE - September 22, 2003 (Inception)                 $        --      $        --      $        --
  Issuance of common stock at inception
    for $.00001  per share                                      (226)              --               --
  Issuance of common stock in connection
    with purchase of intangible assets at
    October 3, 2003 for $.00001 per share                         --               --               10
  Collection of stock subscription
    receivable on October 24, 2003                               100               --              100
  Net loss                                                        --               --          (95,770)
                                                         -----------      -----------      -----------
BALANCE - October 31, 2003                                      (126)              --          (95,660)
  Effects of reverse merger at November 3, 2003:
    Capitalization of LLC's accumulated deficit at
      time of recapitalization                                    --               --               --
    Equity of e-The Movie Networks, Inc. at time of
      recapitalization                                            --               --         (300,000)
  Stock options issued to consultant for services
    on January 22, 2004                                           --               --           10,999
  Issuance of common stock to consultants
    for services on February 12, 2004                             --         (300,000)              --
  Issuance of common stock for $.20 per share
    on March 10, 2004                                             --               --           50,000
  Collection of stock subscription
    receivable on March 15, 2004                                 126               --              126
  Issuance of common stock for $.75 per share
    and warrants on June 11, 2004, net of
    issuance costs of $26,600                                     --               --          621,400
  Issuance of common stock for $.75 per share
    and warrants on July 30, 2004, net of
    issuance costs of $98,292                                     --               --          719,602
  Issuance of common stock for $.75 per share
    and warrants on September 1, 2004, net of
    issuance costs of $51,600                                     --               --          452,400
  Issuance of common stock to consultants
    for services on September 24, 2004                            --         (140,000)              --
  Issuance of common stock for $.75 per share
    and warrants on October 6, 2004, net of
    issuance costs of $26,624                                     --               --          213,376
  Issuance of common stock to consultants
    for services on October 20, 2004                              --               --            6,600
  Amortization of deferred consulting fees                        --          236,200          236,200
  Net loss                                                        --               --       (1,130,866)
                                                         -----------      -----------      -----------
BALANCE - October 31, 2004                                        --         (203,800)         784,177
  Amortization of deferred consulting fees                        --          110,467          110,467
  Net loss                                                        --               --         (322,271)
                                                         -----------      -----------      -----------
BALANCE - January 31, 2005 (UNAUDITED)                   $        --      $   (93,333)     $   572,373
                                                         ===========      ===========      ===========


            See Notes to Condensed Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         For the
                                                                                                                       Period from
                                                                                                                      September 22,
                                                                              For the Three      For the Three      2003 (Inception)
                                                                              Months Ended        Months Ended        (Inception) to
                                                                              January 31,          January 31,          January 31,
                                                                                 2005                 2004                 2005
                                                                              -----------          -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                    $  (322,271)         $  (167,186)         $(1,548,907)
                                                                              -----------          -----------          -----------
    Adjustments to reconcile net loss to net cash used in operating activities:
      Amortization of deferred consulting fees                                    110,467                   --              346,667
      Stock issued for services                                                        --                   --                6,600
      Stock options issued for services                                                --                   --               10,999
      Amortization of intangibles                                                   7,500                7,500               40,000
    Changes in operating assets and liabilities:
      Increase in accounts receivable                                             (23,700)                  --              (23,700)
      Decrease in prepaid expenses - related party                                     --               27,500                   --
      Increase in accounts payable                                                 16,817               35,000               33,625
      Increase in accrued royalties payable                                         1,250                   --                1,250
      Increase in accrued payroll                                                      --               11,167                   --
      Increase in accrued interest - related parties                                   --               25,064                   --
      Increase in accrued interest                                                     --                2,618                   --
      Decrease in deferred revenue                                                     --              (30,000)             (30,000)
                                                                              -----------          -----------          -----------
          NET CASH USED IN OPERATING
             ACTIVITIES                                                          (209,937)             (88,337)          (1,163,466)
                                                                              -----------          -----------          -----------
CASH FLOWS USED IN INVESTING ACTIVITIES

  Purchase of intangible assets                                                        --                   --             (100,000)
                                                                              -----------          -----------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repurchase of stock purchase liability                                               --                   --             (300,000)
  Advances from related parties                                                        --                   --              300,000
  Repayment of advances from related parties                                           --                   --             (300,000)
  Proceeds from notes payable - related parties                                        --                   --              600,000
  Repayment of notes payable -related parties                                          --                   --             (600,000)
  Repayment of notes payable assumed                                                   --                   --             (150,000)
  Proceeds from issuance of common stock (net of
    stock issue costs of $203,116)                                                     --                   --            2,056,778
  Collection of stock subscription receivable                                          --                   --                  226
                                                                              -----------          -----------          -----------

          NET CASH PROVIDED BY FINANCING
             ACTIVITIES                                                       $        --          $        --          $ 1,607,004
                                                                              -----------          -----------          -----------


            See Notes to Condensed Consolidated Financial Statements.

                  CELL POWER TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                                                           Continued
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         For the
                                                                                                                       Period from
                                                                                                                      September 22,
                                                                              For the Three      For the Three      2003 (Inception)
                                                                              Months Ended        Months Ended        (Inception) to
                                                                              January 31,          January 31,          January 31,
                                                                                 2005                 2004                 2005
                                                                              -----------          -----------          -----------
          NET (DECREASE) INCREASE IN CASH                                     $  (209,937)         $   (88,337)         $   343,538

CASH - Beginning of period                                                        553,475               93,994                   --
                                                                              -----------          -----------          -----------

CASH - End of period                                                          $   343,538          $     5,657          $   343,538
                                                                              ===========          ===========          ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION Cash paid during the periods for:

    Interest                                                                  $        --          $        --          $    83,975
    Taxes                                                                           1,700                                     1,700

Non-cash investing and financing activities:

    In connection with the purchase of intangible assets:

      Deferred revenue assumed                                                $        --          $        --          $    30,000
      Note payable assumed                                                             --                   --              150,000
      Common stock issued                                                              --                   --                   10

Common stock issued for deferred compensation                                 $        --          $        --          $   440,000

Common stock and options issued for services                                  $        --          $        --          $    17,599

Assumption of stock purchase liability in
  connection with reverse merger                                              $        --          $        --          $   300,000



            See Notes to Condensed Consolidated Financial Statements.

NOTE 1 - THE COMPANY

                                  ORGANIZATION

Pursuant to the terms and conditions of an exchange agreement effective November 3, 2003 (the "Exchange Agreement"), e-The Movie Network, Inc. ("ETMV"), now known as Cell Power Technologies, Inc. ("Cell Power" or the "Company"), a Florida Corporation, acquired all the outstanding membership interests of Cell Power Technologies LLC ("Cell Power LLC"), a Delaware limited liability company engaged in the marketing and distribution of portable cell phone batteries.

Immediately prior to the consummation of the Exchange Agreement, ETMV was an inactive public shell. Pursuant to the Exchange Agreement, ETMV repurchased 20,000,000 shares of its common stock for $300,000, which it accounted for as a treasury stock transaction. ETMV subsequently cancelled the shares and then issued 23,600,000 of its unregistered shares of common stock for 100% of the outstanding membership units of Cell Power LLC. Each membership unit of Cell Power LLC was exchanged for 100,000 shares of ETMV common stock. As a result of this exchange, the members of Cell Power LLC gained voting control of ETMV and, thus, the exchange was accounted for as a reverse acquisition and Cell Power LLC became a wholly-owned subsidiary of ETMV.

The accompanying financial statements set forth in this report for periods prior to the recapitalization, are the financial statements of Cell Power LLC, which have been retroactively restated to give effect to the exchange for Cell Power's common stock, no par value (the "Common Stock"). Cell Power and its subsidiary, Cell Power LLC, are collectively referred to as the "Company".

On April 29, 2004, ETMV changed its name to Cell Power Technologies, Inc.

            DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE OPERATIONS

The Company acquired certain revenue/royalty rights, product purchasing rights and exclusive sub-distribution rights, in certain markets in the western hemisphere, for "Cellboost" for a period of ten years. Cellboost is a compact, non-rechargeable, and disposable cellular telephone battery. A substantial amount of the Company's time and capital recourses are being devoted to developing its plan to distribute Cellboost.

In addition to developing markets under the rights described above. The Company's other development stage activities include raising capital of which company has raised approximately $2 million to date through sales of common stock. As a development stage enterprise, the Company is subject to all of the risks and uncertainties that are associated with starting a new business (See
Note 2).

NOTE 2 - GOING CONCERN AND MANAGEMENT'S PLAN

The Company's condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses of $1,548,907 since its inception, has working capital of $332,363 and stockholders' equity of $572,373 and has entered into consulting and other contractual commitments. The Company has limited capital resources and will require additional funding in order to sustain its operations, market its products and execute its overall business plan. The Company expects to incur additional losses in the foreseeable future. There is no assurance that the Company will generate revenue or raise the funds that it needs to maintain its operation. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to continue to operate as a going concern is substantially dependent on its ability to generate operating cash flow through the execution of its business plan or secure funding sufficient to provide for the working capital needs of the business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management is currently in the process of executing its business plan. There can be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve the Company's operating results. The Company raised during 2004 approximately $2.2 million in gross proceeds from the private placement of its securities and management plans to continue its efforts to secure funds through the issuance of equity and/or debt instruments to fund its operations. However, there are currently no commitments in place from prospective investors and there can be no assurances that the Company will obtain the financing it needs to fund its operations.

NOTE 3 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                              BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements contained herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements, Item 310 of Regulation S-B. Accordingly, these financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, the accompanying condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial position of the Company at January 31, 2005, and its results of operations and cash flows for the three months ended January 31, 2005 not misleading. Operating results for the three months ended January 31, 2005 are not necessarily indicative of the results that may be expected for the fiscal year ending October 31, 2005. These financial statements should be read in conjunction with the Company's financial statements for the year ended October 31, 2004 which are included elsewhere herein.

                           PRINCIPLES OF CONSOLIDATION

The accompanying condensed consolidated financial statements include the accounts of the Cell Power and its wholly owned subsidiary Cell Power LLC. All significant intercompany balances and transactions have been eliminated.

                               REVENUE RECOGNITION

The Company generates revenue from two specific sources; (a) royalties on the sale of individual Cellboost units generated by other entities in certain markets; and (b) Cellboost product sales generated by the Company. Revenues generated from either royalty rights or Company product sales are recognized when the product is shipped and collectibility is probable. Revenues from royalties of Cellboost units were $23,700 and $42,409 for the three months ended January 31, 2005 and 2004, respectively. The Company did not generate revenues from the distribution of the product during the three months ended January 31, 2005 and 2004.

                             EMPLOYEE STOCK OPTIONS

As permitted under SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amended SFAS No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements, as defined by Accounting Principles Board Opinion("APB") No. 25, Accounting for Stock Issued to Employees," and related interpretations including Financial Accounting Standards Board Interpretations No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation for the three months ended January 31, 2005 and 2004

                                                        Three Months Ended,
                                                             January 31,
                                                        2005             2004
                                                      ---------       ---------
Net loss as reported                                  $(322,271)      $(167,186)

Deduct: Total stock-based employee
      compensation expense determined
      under fair value based method
      for all awards, net of related
      tax effects                                        (2,257)         (2,346)
                                                      ---------       ---------

Pro forma net loss                                    $(324,528)      $(169,532)
                                                      =========       =========
Net loss per share, basic and diluted
      as reported                                     $   (0.01)      $   (0.01)
                                                      =========       =========
Pro forma net loss per share,
            basic and diluted                         $   (0.01)      $   (0.01)
                                                      =========       =========


                        RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidation Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No. 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN No. 46R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public small business issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004.

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in certain cases). The provisions of SFAS 150 are effective for instruments entered into or modified after May 31, 2003 and pre-existing instruments as of July 1, 2003. On October 29, 2003, the FASB voted to indefinitely defer the effective date of SFAS 150 for mandatory redeemable instruments as they relate to minority interests in consolidated finite-lived entities through the issuance of FASB Staff Position 150-3.

The Company does not expect the adoption of this pronouncement to have a material effect on its financial position or results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements. This statement is effective for public entities that file as small business issuers - as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In December 2004, the FASB issued Statement Accounting Standard ("SFAS") No. 153 "Exchanges of Nonmonetary Assets". This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively.

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

EITF Issue 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods ending after December 15, 2004.

The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

NOTE 4 - LOSS PER SHARE

Basic loss per share is computed by dividing net loss applicable to common shares by the number of weighted-average common shares outstanding during the period. Common stock equivalents, have been excluded from the weighted-average shares for the three months ended January 31, 2005 and 2004, respectively, as their inclusion would be antidilutive. Potentially dilutive securities include an aggregate of 4,190,016 and 1,014,000, stock options and warrants for the purchase of common stock at January 31, 2005 and 2004, respectively.

NOTE 5 - SIGNIFICANT CUSTOMERS AND SUPPLIERS

The Company's revenue was generated entirely from the royalties received from ESI and the sale of units to one customer in South America.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

                          CONSULTING SERVICES CONTRACTS

In October 2003, the Company entered into a management services agreement with an entity that was considered to be a related party prior to the Exchange Agreement. The original terms of the agreement provided that the Company receive general business and management services for monthly payments of $35,000 for five years. In December 2004, the Company and the consultant amended the agreement to reduce the required monthly payments to $17,500 commencing January 2005. The Company incurred $87,500 and $105,000 of fees under this contract during the three months ended January 31, 2005 and 2004, respectively.

In January 2004, the Company entered into a separate consulting services agreement for corporate finance advisory and business development services. The contract provides for monthly payments of $5,000 for six months and an option to purchase common stock of the Company. The option, which expires January 2014, provides for the purchase of 514,000 shares of the Company's common stock at an exercise price of $0.75 per share and has a fair value of $10,999. In December 2004, the Company and the consultant entered into an amendment to the consulting agreement pursuant to which beginning January 1, 2005 and continuing on a month-to-month basis the consultant will receive monthly payments of $3,000. The Company incurred $8,000 of fees under this contract during the three months ended January 31, 2005.

                              EMPLOYMENT AGREEMENT

The Company entered into a three-year employment agreement, effective November 1, 2003, with its Chief Executive Officer and President. The agreement provides for a salary of $120,000 per annum, incentive bonuses and options to purchase 500,000 shares of the Company's common stock, pursuant to terms in the Agreement. In December 2004, the Company and its Chief Executive Officer entered into an amendment to the employment agreement pursuant to which beginning January 1, 2005 and continuing through the term of the Agreement, the Chief Executive Officer is not entitled to a salary. Compensation expense under this agreement amounted to $20,000 and $33,681 for the three months ended January 31, 2005 and 2004, respectively and is presented as officer's salary in the accompanying condensed consolidated statement of operations.

                  AGREEMENT WITH GLOBAL LINK TECHNOLOGIES, INC.

In January 2005, the Company received a letter from or on behalf of Global Link Technologies, Inc. ("GBLK") together with a document titled First Amendment to the Amended and Restated Asset Purchase Agreement (the "First Amendment"). The First Amendment, which the Company believes was inappropriately obtained by GBLK and, as a result, is not valid, provides that the royalty fees payable to GBLK are payable in perpetuity. The Company does not believe that the First Amendment is enforceable and intends to vigorously defend against any claim GBLK may initiate regarding the payment of royalties after 2005. GBLK has also communicated to the Company that it may have retained certain rights under the Amended Agreement with respect to Latin and South America and that through certain of Company's actions or inactions the Company may be in breach of such agreement. The Company believes that GBLK's contentions are without merit. GBLK has not initiated any formal claims to date with respect to these assertions however; the Company cannot guarantee that it would be successful in its defense against any claims GBLK may initiate with respect to these contentions.

                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by General Corporation Law of the State of Florida, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT



SEC Registration fee                 $ 1,488.79
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
Miscellaneous                          5,000.00
                                    -----------
                         TOTAL      $ 51,488.79*
                                    ===========



* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 3, 2001 Susan Parker was issued 10,000,000 shares of common stock in exchange for contributing $5,000 to Cell Power Technologies, Inc.'s (the "Company") capital. On September 19, 2002, Ms. Parker was issued an additional 10,000,000 shares of common stock in exchange for contributing an additional $10,000 to our capital. The shares of common stock issued to Susan Parker were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The Company believe that Section 4(2) was available because shares were issued only to our sole officer and director and did not involve a public offering.


2,071,200 shares of the Company's common stock were issued to 598 shareholders of e-Miracle Network, Inc. our former parent company in exchange for certain properties previously owned by e-Miracle Network, Inc. pursuant to an Order Confirming e-Miracle Network, Inc.'s, Amended Plan of Reorganization and Bankruptcy, case number 00- 18144BKC-AJC United State Bankruptcy Court Southern District of Florida Miami Division. These shares were issued pursuant to the exemptions from registration set forth in 11 USC Section 1145 and Section 3(a)(7) of the Securities Act of 1933.

On July 12, 2001, in exchange for legal services, valued at $600 the Company issued 2,500 shares of common stock to Andrew Hellinger and 2,500 shares to Lewis Freeman. These shares were issued pursuant to the exemptions from registration set forth in 11 USC Section 1145 and Section 3(a)(7) of the Securities Act of 1933.

On July 2, 2003, the Company issued 11,900 shares of the Company's common stock to Eric P. Littman and a similar amount of the Company's common stock to Dennis Sturm. The Company issued these shares to Mr. Littman and Mr. Sturm for their payment of the Company's payables in the amount of $9,330. The offering and sale to Messrs. Littman and Sturm were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and business associates of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that Messrs. Littman and Sturm were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, Messrs. Littman and Sturm were provided with access to our Securities and Exchange Commission filings.

The Board of Directors and a majority shareholder approved the issuance of new shares, pursuant to an Agreement for the Exchange of Common Stock dated on or about October 31, 2003, and cancellation of shares held by the Company's majority shareholder. Pursuant to the Agreement, the Company issued 23,600,000 shares of common stock in exchange for all the membership interests of Cell Power Technologies, LLC, a Delaware limited liability company ("Cell Power LLC"). As a result, Cell Power LLC became a wholly owned subsidiary of the Company. Pursuant to the Agreement, Susan Parker cancelled and returned to the treasury, the 20,000,000 shares of common stock of the Company owned by her. The exchange agreement was deemed to be exempt under rule 506 of Regulation D and
Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The exchange was made with a limited number of persons, all of whom were accredited investors and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the members of Cell Power LLC, we have made independent determinations that each of the members of Cell Power LLC were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, each of the members of Cell Power LLC were provided with access to our Securities and Exchange Commission filings.

The Company entered into a three-year employment agreement, effective November 1, 2003, with Jacob Herskovits to serve as its Chief Executive Officer and President. The agreement provides for a salary of $120,000 per annum, incentive bonuses and options to purchase 500,000 shares of common stock of the Company, pursuant to terms in the agreement. The issuance of securities to Mr. Herskovits was deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The issuance were made to the sole director and executive officer of the Company who is an accredited investor and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

In January 2004, the Company entered into a consulting contract for operational and financial services with Judah Marvin Feigenbaum. The contract provides for an option to purchase shares of common stock of the Company. The option, which expires in January 2014, provides for the purchase of 514,000 of common stock of the Company at $0.75 cents per share. The issuance to Mr. Feigenbaum was deemed to be exempt from registration under the Securities Act of 1933 in reliance on
Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. The recipients of the securities in this transaction represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transaction. The sales of these securities were made without general solicitation or advertising.

In February 2004, the Company entered into two one-year consulting agreements with SOS Resource Services Inc. and GRQ Consultants Inc. each in exchange for
1.5 million shares (an aggregate of 3,000,000 shares) of the Company's common stock. The issuance to the two consultants was deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. The recipients of the securities in this transaction represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transaction. The sales of these securities were made without general solicitation or advertising.

In March 2004, the Company issued 250,000 shares of common stock for $50,000 to Joel Gold. The issuance to Mr. Gold was deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. The recipients of the securities in this transaction represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transaction. The sales of these securities were made without general solicitation or advertising. On September 24, 2004, the Company entered into an advisory services agreement with GunnAllen Financial, Inc., whereby, in partial consideration for services provided, the Company issued GunnAllen Financial, Inc. 250,000 shares of common stock. The issuance to GunnAllen Financial, Inc. was deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. The recipients of the securities in this transaction represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transaction. The sales of these securities were made without general solicitation or advertising.

In October 2004, the Company closed its private placement whereby the Company raised gross proceeds of approximately $2,210,000 from the sale of 92.08 units of our securities, with each unit comprised of 32,000 shares of common stock and three year warrants for an additional 32,000 shares of common stock with a per share exercise price of $1.25. This resulted in the issuance of 2,946,560 shares of common stock and warrants to purchase 2,946,560 shares of common stock. Of the amounts raised, approximately $200,000 was used to satisfy existing debt incurred in connection with the acquisition of Cell Power LLC and the remainder will be used for general corporate purposes. In connection with this offering, the Company issued common stock purchase warrants exercisable at $1.25 per share to purchase 229,456 shares of common stock to placement agents. The offerings and sales was deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         On October 19, 2004, the Company issued 11,000 shares of common stock to Oakbrook Partners in consideration for the provision of executive search services provided to the Company. This issuance of securities described above is deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. The recipients of the securities in this transaction represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transaction. The sales of these securities were made without general solicitation or advertising.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List Cell Power Technologies, Inc., a Florida corporation.

Exhibit No. Name of Exhibit

3.1      Certificate of Incorporation(1)


3.2      Amendment to the Certificate of Incorporation(4)


3.3      Bylaws(1)


5.1      Sichenzia Ross Friedman Ference LLP Opinion and Consent(5)



10.1 Exclusive Distribution Agreement entered between Jumpit AS and E & S International Enterprises, Inc.(4)

10.2 Agreement entered between Global Link Technologies, Inc. and E & S International Enterprises, Inc.(4)

10.3 Exclusive Distribution Agreement entered between Global Link Technologies, Inc. and Cell Power Technologies LLC(4)

10.4 Asset Purchase Agreement entered between Global Link Technologies, Inc. and Cell Power Technologies LLC(4)

10.5     Employment Agreement entered between the Company and Jacob Herskovits
         (4)


10.6 Form of Common Stock Purchase Warrant issued by Cell Power Technologies, Inc. to certain investors. (2)

10.7 Form of Subscription Agreement among Cell Power Technologies, Inc. and certain investors. (2)


10.8 Amended and Restated Asset Purchase Agreement entered between Global Link Technologies, Inc. and Cell Power Technologies LLC (4)

10.9 Consulting Agreement by and between Judah Marvin Feigenbaum and the Company dated January 22, 2004(4)

10.10 Consulting Agreement by and between SOS Resource Services Inc. and the Company dated February 12, 2004(4)

10.11 Consulting Agreement by and between GRQ Consultants, Inc. and the Company dated February 12, 2004(4)

10.12 Share Exchange Agreement by and between Cell Power Technologies, Inc. and e- The Movie Network, Inc.(4)

10.13 Consulting Agreement entered by and between Superior Associates and the Company(4)


16.1     Letter from Larry Wolfe, CPA(3)

23.1     Consent of Marcum & Kliegman LLP, Independent Certified Public
         Accountant.

23.2     Consent of legal counsel (see Exhibit 5.1).

----------
      (1) Incorporated by reference to Form 10-SB Registration Statement filed November 1, 2002.
      (2) Incorporated by reference to the Company's Form 10-QSB for the quarter ended July 31, 2004
      (3) Incorporated by reference to the Company's Form 8-K Current Report filed March 25, 2004
      (4)   Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this amendment number one to the registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on March 23, 2005.



                              CELL POWER TECHNOLOGIES, INC.


                              By: /s/ Jacob Herskovits
                              -------------------------------------------------
                              Name: Jacob Herskovits
                              Title: CEO, President, CFO, Chairman of the Board and Principal Accounting/Financial Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


-------------------------- ----------------------------------- -----------------
Name                       Title                               Date
-------------------------- ----------------------------------- -----------------
/s/ Jacob Herskovits       CEO, President, CFO, Chairman of    March 23, 2005
--------------------       the Board and Principal
Jacob Herskovits           Accounting/Financial Officer
-------------------------- ----------------------------------- -----------------